ASSETS EXCHANGE AGREEMENT

     THIS ASSETS EXCHANGE AGREEMENT (the "Agreement") is made and entered into as of the 7th day of February, 1996 by and among AMERTRANZ WORLDWIDE, INC., a Delaware corporation ("Amertranz"); AMERTRANZ WORLDWIDE HOLDING CORP., a
Delaware corporation ("Holding"); CARIBBEAN AIR SERVICES, INC., a Delaware corporation ("Caribbean"); the individuals listed on the "Schedule of Amertranz Stockholders and Option Holders" attached hereto (collectively, the "Amertranz Stockholders"); CARIBBEAN FREIGHT SYSTEMS, INC., a corporation organized under the laws of Puerto Rico and doing business as Caribbean Air Services ("CAS"); and TIA, INC., a Delaware corporation doing business as Tradewinds International Airlines ("Tradewinds"). CAS and Tradewinds are hereinafter individually or collectively referred to as the "Freight Group".

                              EXPLANATORY STATEMENT

     Amertranz desires to acquire all of the air freight forwarding business of the Freight Group.

     In furtherance thereof, Amertranz, Tradewinds and CAS have caused Holding and Caribbean to be formed as Delaware corporations. Upon the Closing (as hereinafter defined), all of the issued and outstanding capital stock of Holding will be owned by Tradewinds, CAS, and the stockholders of Amertranz. Upon the Closing, (i) each of Tradewinds and CAS will contribute to Holding its respective Air Freight Assets, as hereinafter set forth, and (ii) the stockholders of Amertranz will contribute to Holding all of the issued and outstanding shares of stock of Amertranz. Immediately thereafter, Holding will contribute to Caribbean all of the assets contributed to Holding by Tradewinds and CAS, in exchange for all of the issued and outstanding shares of stock of Caribbean. The parties intend that the transactions contemplated by this Agreement be accomplished in a tax-free exchange under Section 351 of the Internal Revenue Code of 1986, as amended.

     NOW THEREFORE, for the mutual consideration set out herein, the parties hereto agree as follows:

     1. Definitions; Rules of Construction.

     1.1. For purposes of this Agreement, the terms set forth below shall have the following meanings:

     Air Freight Assets - All of the respective air freight forwarding businesses of CAS and Tradewinds, including the active, prospective, and historical customer lists for the past five years of each of CAS and Tradewinds, related current and historical business records relating to the prospective, active and inactive customers of each of CAS and Tradewinds and their air freight forwarding business for the preceding five years (including pricing information, costing and vendor information as to trucking and air); all associated computerized information relating to CAS's and Tradewinds' air freight forwarding business and customers (including computer disks and tapes);

all information relating to current,


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historical,  and  planned  marketing  and  sale by CAS and  Tradewinds  of their respective air freight forwarding services; all of Tradewinds' rights under the Freight Handling Agreement; all of CAS's rights under the CAS-D Freight Handling Agreement (including the right to receive commissions thereunder); all of the Freight Group's interest in the name "Caribbean Air Services", and, to the extent Tradewinds has rights thereto (as more particularly described on Schedule 7.1.3), a perpetual, exclusive royalty-free license to use the name "Tradewinds International Airlines", and all variations thereof and all service marks utilized in connection therewith; all local, 800 and international telephone and telefax numbers utilized by CAS and Tradewinds in connection with their respective air freight businesses; the leases for CAS's Puerto Rico and
Greensboro,   North  Carolina,  Hartford,   Connecticut,   business  facilities,
including all furniture and fixtures owned by Tradewinds or CAS and used in each respective facility or in connection therewith as set forth on Schedule 1.1 (subject to dispositions or replacements prior to Closing in the ordinary course of business); all assignable customer and sales representative contracts of Tradewinds or CAS in connection with their respective air freight businesses; and all other assignable contracts of Tradewinds or CAS in connection with their respective air freight businesses, unless Amertranz notifies Tradewinds in writing five days before the Due Diligence End Date that such other assignable contracts will not be assumed by Holding. "Air Freight Assets" shall not include any other asset of CAS or Tradewinds, including cash on hand, cash in
depositories,   cash  equivalents,   accounts   receivable,   notes  receivable,
securities, or equipment, aircraft, parts, tools, or assets of Tradewinds Airlines, Inc. not set forth on Schedule 1.1.

     Air Freight Assets' Business - The air freight forwarding business(es) heretofore operated by Tradewinds and/or CAS other than the operation of aircraft between Puerto Rico and mainland United States.

     Amertranz - As defined in the introductory paragraph of this Agreement.

     Amertranz Belgium - Amertranz Worldwide, a private limited company existing under the laws of Belgium, Brussels Trade Register Number 554.547, Value Added tax Number 446.536.134.

     Amertranz Brazil - AmerTranz do Brasil LTDA, existing under the laws of Brazil.

     Amertranz Options - Options to purchase Amertranz Shares.

     Amertranz Shares - Shares of Common Stock of Amertranz, par value $.01 per share.

     Amertranz Stockholders - As defined in the introductory paragraph of this Agreement.

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     Bridge  Financing  - The Bridge  Financing  on the terms  described  in the
Underwriter's Letter of Intent, as such terms may be modified with the consent of the Freight Group.

     Bridge Lender - The lender(s) of the Bridge Financing.

     Caribbean - As defined in the introductory paragraph of this Agreement.

     Caribbean Air Freight Business - Air freight forwarding business that has its point of origin or destination in Puerto Rico or the Dominican Republic.

     CAS - As defined in the introductory paragraph of this Agreement.

     CAS-D Freight Handling Agreement - The Freight Handling Agreement, dated January 1, 1996, between CAS, Dominica, and the stockholders of Dominica.

     Closing - The closing of the transactions contemplated by this Agreement.

     Closing Date - The day on which the Closing is held, to be mutually agreed upon among the parties, but in no event later than February 15, 1996.

     Dominica - Caribbean Air Services Dominica, Inc., a corporation organized under the laws of Puerto Rico.

     Due Diligence End Date - The Closing Date.

     ERISA - The Employee Retirement Income Security Act of 1974, as amended, and the regulations issued thereunder.

     Executive Management - With respect to each entity for which such term is used, the management of such entity, consisting of the Chairman, Presidents, Executive Vice President, one or more Vice Presidents and the Chief Financial Officer, up to a maximum of nine individuals.

     Freight Group - As defined in the introductory paragraph of this Agreement.

     Freight Group Holding Shares - The Holding Shares issued to Tradewinds and CAS pursuant to Section 2.2 hereof.

     Freight Handling Agreement - The Cargo Aircraft Charter Agreement, dated February 28, 1994, between Florida West Airlines, Inc. and Tradewinds, and assigned by Florida West Airlines, Inc. to Tradewinds Airlines, Inc.

     GAAP - Generally accepted accounting principles.

     Guarantee - The Guarantee Agreements attached hereto as Exhibit A.

     Holding - As defined in the introductory paragraph of this Agreement.

     Holding Board Control Termination Date - The date by which all obligations under the Net Cash Receipts Note have been repaid in full and the first of the following occurs: (i) payments of principal and interest on the Holding Promissory Note total $8,000,000 if such total is paid within 30 months following the Closing Date; and (ii) payments of principal on the Holding Promissory Note total $5,900,000, and all accrued interest and other charges then due under the Holding Promissory Note have been paid.

     Holding Board Election Proxy - The Limited Proxy attached hereto as Exhibit C, with respect to the election of Holding Directors.

     Holding Board Structure Termination Date - The date by which all obligations under the Net Cash Receipts Note have been repaid in full and both of the following shall have occurred: (i) the Freight Group owns, in the aggregate, less than 15% of the issued and outstanding Holding Shares; and (ii) all amounts then due under the Holding Promissory Note shall have been paid in full.

     Holding Directors - Members of Holding's Board of Directors elected by the holders of Holding Shares, including pursuant to the Holding Board Election Proxy.

     Holding Freight Group Directors - Members of Holding's Board of Directors designated by the Freight Group.

     Holding Options - Options to purchase Holding Shares.

     Holding Promissory Note - The Promissory Note in the principal amount of $10,000,000, attached hereto as Exhibit D.

     Holding Shares - Shares of Common Stock of Holding, par value $.01 per share.

     IPO - The initial public offering of Holding Shares on the terms described in the Underwriter's Letter of Intent, as such terms may be modified with the consent of the Freight Group.

     IPO Price - The price per share to be sold in the IPO.

     Net Cash Receipts Loan - As defined in Section 5.3 of this Agreement.

     Net Cash Receipts Note - The Promissory Note attached hereto as Exhibit B.

     SEC - United States Securities and Exchange Commission.

     Securities Act - The Securities Act of 1933, as amended.

     Security Agreement - The Security Agreement attached hereto as Exhibit E.

     Stock Pledge Agreement - The Stock Pledge Agreement attached hereto as Exhibit F.

     Tradewinds - As defined in the introductory paragraph of this Agreement.

     Tradewinds Airlines, Inc. - Tradewinds Airlines, Inc., a Delaware corporation and wholly-owned subsidiary of Tradewinds Acquisition Corporation, a Delaware corporation of which Tradewinds owns approximately 30% of the issued and outstanding common stock and of which a principal executive officer of Tradewinds is a director.

     Underwriter's Letter of Intent - The Letter of Intent, dated November 20, 1995, as amended January 23, 1996, from GKN Securities Corp. to Amertranz with respect to the IPO and the Bridge Financing, attached hereto as Exhibit G.

     1.2. The Explanatory Statement is hereby incorpo- rated into this Agreement and made a part hereof.

     1.3. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     1.4. References in this Agreement to the "knowl- edge" of an entity shall mean the knowledge of the chief executive officer, chief operating officer, and chief financial officer of such entity, to the extent applicable, following due inquiry to all personnel associated with such entity who can be reasonably expected to have knowledge of the subject matter.

     1.5. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, to the singular include the plural, to the part include the whole, and to the male gender shall also pertain to the female and neuter genders and vice versa. The term "including" is not limiting, and the term "or" has the inclusive meaning represented by the phrase "and/or". The words "hereof," "herein," "hereby,", "hereto", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Section, Schedule, Exhibit and clause references are to this Agreement unless otherwise specified.

     2. Closing Transactions.

     2.1. At the Closing, the following transactions shall be deemed to simultaneously occur:

     (i) All of the Amertranz Stockholders shall contribute their respective Amertranz Shares to Holding, free and clear of all liens and encumbrances of any kind and nature, and shall deliver to Holding the certificates representing such Amertranz Shares duly endorsed in blank, in exchange for Holding Shares in such amounts as set forth on Schedule 2.1(i).

     (ii) Tradewinds and CAS will contribute to Holding their respective Air Freight Assets, free and clear of all liens and encumbrances of any kind and nature, except those set forth in Schedules 4 and 7.1.2, in exchange for (i) 1,950,000 Holding Shares, and (ii) the Holding Promissory Note.

     (iii) Holding will contribute to Caribbean all of the Air Freight Assets, free and clear of all liens and encumbrances of any kind and nature, except those set forth in Schedules 4 and 7.1.2, in exchange for 100 shares of Caribbean's common stock, par value $.01 per share, which constitutes all of the issued and outstanding stock of Caribbean.

     2.2. The Holding Promissory Note shall be allocated between, and the Freight Group Holding Shares shall be issued to, Tradewinds and CAS as follows:

Freight Group Member     Holding Promissory Note             Holding Shares

Tradewinds               $8,000,000                          1,560,000 Shares
CAS                      $2,000,000                            390,000 Shares

     3. Security for Amertranz, Holding, and Caribbean Obligations.

     The obligations under the Holding Promissory Note and the Net Cash Receipts Promissory Note shall be guaranteed by Amertranz, Holding, and Caribbean, in accordance with the terms of the respective Guarantees, and shall be secured pursuant to the terms of the Security Agreement and the Stock Pledge Agreement.

     4. Assumption of Liabilities and Transfer of Rights.

     4.1. As of the Closing, Holding and Caribbean shall assume the obligations of Tradewinds or CAS under the Freight Handling Agreement and the CAS-D Freight Handling Agreement, under leases of property included in the Air Freight Assets, under other assignable contracts assigned to and assumed by Holding as part of the Air Freight Assets, and for obligations for accrued vacation, sick days, personal days or other such benefits for all employees of Tradewinds or CAS as of the Closing Date, all as listed on Schedule 4.

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     4.2. To the extent the  assignability of any rights under agreements listed on Schedule 4 by the Freight Group to Holding and by Holding to  Caribbean,  and
the  respective   assumptions  by  Holding  and  Caribbean  of  the  obligations thereunder, require the consent of another party thereunder, the Freight Group and Holding will take all reasonable actions to obtain such consent as soon as practicable following the Closing. In the event any such consent is not obtained, the Freight Group agrees to exercise all rights under such agreement for the benefit of Caribbean, and Holding and Caribbean agree to pay all amounts and assume all obligations of the Freight Group thereunder. Prior to or upon the expiration of any such agreement which remains in the name of the Freight Group, Caribbean shall have the exclusive right to buy out the remaining term of such agreement or to determine whether or not to exercise any end-of-term option with respect thereto, and the Freight Group agrees to comply with Caribbean's instructions with respect to such determination.

     5. Accounts Receivable.

     5.1. All of the Freight Group's trade receivables for services rendered by the Freight Group on or before the Closing Date shall be and remain the property of the Freight Group member which generated such receivable. Provided, however, that if, prior to the Closing Date, the Freight Group has entered into an agreement with a customer to provide freight services but such services have not yet been provided on or before the Closing Date, Caribbean will assume responsibility for providing such service (or the remaining portion thereof) and will be entitled to receive the compensation for such services (or the remaining portion thereof) performed by Caribbean, equal to the direct costs relating thereto (including commissions) paid or incurred by Caribbean following the Closing Date. Caribbean will not be responsible for damages arising from claims for untimely performance with respect to services due to be performed by the Freight Group prior to the Closing Date but not performed by the Freight Group in a timely manner.

     5.2. From and after the Closing Date, Holding and Caribbean shall, as agent of Tradewinds and CAS, and without further compensation or remuneration from Tradewinds or CAS, exercise their reasonable best efforts to diligently collect all receivables owned by the Freight Group as of the Closing Date. To the extent so collected, Holding and Caribbean shall pay over and remit daily (or, if less than $5,000 is so collected on any day, at such time(s) as such collections aggregate $5,000) to Tradewinds or CAS, as the case may be, the cash receipts of their respective receivables, as collected, together with an accounting of such amount, showing, for receivable collected, the payor, the services performed to generate such receivable, the amount of the payment, and any balance due. All such cash receipts shall be received by, and held in trust by Holding and Caribbean for the benefit of the Freight Group. Neither Holding nor Caribbean shall resolve any disputed receivables with any account debtor without the consent of

Tradewinds or CAS, as the case may be. In the event that any such dispute is not resolved, Holding or Caribbean, as agent for the Freight Group, shall, at the discretion of the Freight Group, place such receivable for collection and the cost and the expenses of collection shall be the exclusive responsibility of the entity on whose behalf collection is being made.

     5.3. Notwithstanding the foregoing, provided that Amertranz, Holding, and Caribbean are complying with all other material terms and conditions of this Agreement, for a period of 150 days following the Closing Date, the Freight Group shall make available to Caribbean, as an interest-free loan for the exclusive purpose of paying the ordinary, then-current operating expenses of Caribbean, the net cash collections (i.e., the amount of the gross cash collections less all unpaid costs arising out of or resulting from the services which generated such cash collections, including income taxes payable by the beneficiary of such cash collections attributable thereto) from the receivables collected pursuant to Section 5.2, up to a maximum of $4,000,000 outstanding at any time (hereinafter the "Net Cash Receipts Loan"). Draws on the Net Cash
Receipts Loan shall be made by written request from Caribbean to the Freight Group specifying the need for, applications of, and amounts of such funds, and disbursements of the Net Cash Receipts Loan shall be made no more than one time per week. The Net Cash Receipts Loan shall be repaid each Monday to the extent of all revenues of Caribbean in excess of the then-current operating expenses of Caribbean, and, in any event, must be repaid in full 150 days following the Closing Date. The obligations of Caribbean to repay the Net Cash Receipts Loan shall be evidenced by the Net Cash Receipts Note, shall be guaranteed by Amertranz and Holding pursuant to the terms of the Guarantee, and shall be secured pursuant to the terms of the Security Agreement and the Stock Pledge Agreement. The proceeds from the Net Cash Receipts Loan shall be used exclusively for ordinary, then-current operating expenses of Caribbean and may not be used for any other purpose, unless otherwise agreed to in writing by the Freight Group.

     6. Closing.

     The Closing shall take place at the offices of Ferber Greilsheimer Chan & Essner, New York, New York, on the Closing Date at 10:00 a.m., Eastern Time, or at such other time and place as shall be agreed upon by the parties hereto. Time is of the essence of this Agreement.

     7. Representations and Warranties of Tradewinds and CAS.

     7.1. Representations and Warranties with respect to the Air Freight Assets. Tradewinds and CAS, jointly and severally, represent and warrant to Amertranz as follows:

     7.1.1. Approvals Required. Except for the approvals of other parties to agreements listed on Schedule 4, and

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any  restriction or requirement  to which  Amertranz  (and, by extension of such restriction on Amertranz, Holding or Caribbean) is subject, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation, or any court, administrative agency or other governmental authority, is required in connection with the contribution of the Air Freight Assets by the Freight Group to Holding or by Holding to Caribbean.

     7.1.2. Title to Property and Related Matters. At the time of the Closing Holding will have good and marketable title to all of the Air Freight Assets, free and clear of any liens or encumbrance, except those set forth in Schedule
7.1.2. Except as set forth in Schedule 7.1.2 and except for matters that may arise in the ordinary course of business, the Air Freight Assets are in good operating condition and repair, reasonable wear and tear excepted. To the best of the knowledge of the Freight Group, there does not exist any condition or agreement that will materially interfere with the use of the Air Freight Assets in the conduct of Caribbean's business in the ordinary course.

     7.1.3. Licenses; Trademarks; Trade Names. Except for any rights in the name "Tradewinds" as described on Schedule 7.1.3, and in the name "Caribbean Air Services", the Air Freight Assets do not include any licenses, registered trademarks, registered trade names, registered service marks, copyrights, patents or applications for any of the foregoing, and, except for licenses to use "off-the-shelf" commercial software included with the equipment that constitute part of the Air Freight Assets (none of which licenses are material), none is required or used in the Air Freight Assets' Business.

     7.1.4. Material Adverse Change. Except (A) as set forth in Schedule 7.1.4, or (B) as otherwise reflected herein, since March 31, 1995, the Air Freight Assets' Business has been operated in the ordinary course and there has not been:

     (i) To the knowledge of Tradewinds or CAS, any material adverse change in the business, condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities, earnings, net worth, or prospects thereof, except for the general effects of present economic conditions;

     (ii)  To  the  knowledge  of  Tradewinds  or  CAS,  any  material   damage,
destruction or casualty loss (whether or not covered by insurance) affecting the Air Freight Assets;

     (iii) To the knowledge of Tradewinds or CAS, any statute, rule, regulation or order adopted (including orders of regulatory authorities with jurisdiction over such entity or its business) that materially and adversely affects such entity or its business;

     (iv) Any material increase in the rate of compensation or in bonus or commission payments payable or to

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become  payable to any of Tradewinds'  or CAS's  salaried  employees;  provided, however, that this paragraph shall not restrict or limit in any way the hiring of additional personnel who are reasonably required for Tradewinds' or CAS's operations; or

     (v) To the knowledge of Tradewinds or CAS, any other events or conditions of any character specifically related to the business or operations of the Air Freight Assets' Business that may reasonably be expected to have a material adverse effect on Holding or its business or financial condition, except for the general effects of present or future economic conditions.


     7.1.5. Tax Matters. The Freight Group has filed all federal, state and local tax or related returns and reports due or required to be filed, which reports accurately reflect in all material respects the amount of taxes due. The Freight Group has paid all taxes or assessments that have become due, other than taxes or charges being contested in good faith or not yet finally determined.
There are no tax liens with respect to the Freight Group or any of the Air Freight Assets.

     7.1.6. Agreements. Schedule 7.1.6 contains a true and complete list and brief description of all written or oral contracts, agreements, mortgages, obligations, understandings, arrangements, restrictions, and other instruments to which any of the Freight Group or the Air Freight Assets may be bound involving payments in any consecutive 12-month period or otherwise representing annualized costs of $25,000 or more or representing aggregate payments of $50,000 over the term of any such agreement or arrangement (without regard to the amount of annualized payments or costs). True and correct copies of all items set forth on Schedule 7.1.6 have been or will have been made available to Amertranz five days before the Due Diligence End Date. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by Tradewinds or CAS under any of the agreements or arrangements set forth in Schedule 7.1.6. The Freight Group is not aware of any material default by the other parties to such agreements. In addition, no material violations have occurred pursuant to any loan agreements to which Tradewinds or CAS is a party.

     7.1.7. Compliance; Governmental Authoriza- tions. To the knowledge of Tradewinds or CAS: (i) the Freight Group has heretofore complied with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to the Air Freight Assets' Business, including federal and state aviation laws that, if not complied with, would materially and adversely affect the Air Freight Assets' Business; (ii) the Freight Group has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of the Air Freight Assets' Business; and (iii) such licenses and permits are in full force and effect. The Freight Group knows of no violations of any such licenses or permits. No proceedings are pending or, to the Freight

Group's knowledge, threatened to revoke or limit the use of such licenses or permits.

     7.1.8. Environmental. The Freight Group has operated the Air Freight Assets in compliance with all applicable environmental laws and regulations in all material respects.

     7.1.9. Litigation. Except as set forth in Schedule 7.1.9, to the knowledge of Tradewinds or CAS, there are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending or threatened with respect to or concerning the Air Freight Assets, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor does Tradewinds or CAS know of any basis for, any such action, suit, claim, investigation or proceeding.

     7.1.10. Knowledge of Adverse Conditions. Except for changes in federal tax laws affecting business in Puerto Rico and general present and future economic conditions, to the knowledge of the Freight Group, there are no present or future conditions, state of facts or circumstances which has affected or may in the aggregate have a material adverse effect upon the business or prospects of the Air Freight Assets' Business taken as a whole.

     7.1.11. Accuracy of Representations. All representations and warranties with respect to the Freight Group or the Air Freight Assets are true and correct as of the date hereof. This Agreement does not contain any untrue statement of a material fact with respect to the Freight Group or the Air Freight Assets or omit to state any material fact with respect to the Freight Group or the Air Freight Assets necessary to make the statements contained herein not misleading.

     7.2. Representations and Warranties with respect to Tradewinds. Tradewinds represents and warrants to Amertranz as follows:

     7.2.1. Existence and Good Standing. Trade- winds: (i) is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware; (ii) has the corporate power and authority to own, lease, and operate its properties and carry on its business as now being conducted by it; and (iii) is duly licensed, qualified and authorized to do business as a foreign corporation in, and is in good standing in, each jurisdiction in which failure to be so licensed, qualified, authorized, or in good standing will have a material adverse effect on the business or properties (owned, leased, or operated) of Tradewinds.

     7.2.2. Power and Authority; Authorization. Tradewinds has full power and authority to enter into, execute and deliver this Agreement, and to perform each of its obligations hereunder. The execution and delivery of this Agreement by Tradewinds have been duly authorized and approved by the Board of Directors of Tradewinds subject to all contingencies set forth herein. This Agreement has been, and each of the Exhibits hereto and other documents required hereunder (if applicable) will be, on the Closing Date, duly executed and delivered by or on behalf of Tradewinds and are the legal, valid, and binding obligations of Tradewinds in accordance with their respective terms, subject (as to the enforcement of remedies) to laws of general application relating to bankruptcy, insolvency and the relief of debtors and (as to the availability of equitable remedies) to the discretion of the equity tribunal having jurisdiction.

     7.2.3. No Violations. The execution, delivery, and performance of this Agreement by Tradewinds

     (i) will not violate (with or without the giving of notice or the lapse of time, or both) or require any registration, qualification, consent, approval, or filing under, any law, ordinance or regulation binding on Tradewinds,

     (ii) will not (a) conflict with, require any consent or approval under, result in the breach of any provision of, constitute a default under, result in the acceleration of the performance of the obligations under, cause or allow for the termination of, or (b) result in the creation of any claim, lien, charge, or encumbrance upon, any of its properties, assets, or businesses, pursuant to its certificate of incorporation or by-laws, any debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, or other instrument or agreement to which Tradewinds is a party, or any judgment, order, writ or decree of any court, arbitrator or governmental agency by which Tradewinds or any of its assets or properties is bound, subject to the approvals of parties to agreements listed on Schedule 4. Neither Tradewinds nor any of its assets or properties is subject to or bound or affected by any article of incorporation or by-law provision, debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, other instrument or agreement, judgment, order, writ, decree, injunction, law, statute, ordinance or regulation, or any other restriction of any kind or character, which would prevent Tradewinds from entering into, or performing its obligations under, this Agreement, except for such instruments the violation(s) of which can be cured at an aggregate immaterial cost or expense and, with or without being cured, will not prevent the continuation of the Air Freight Assets' Business in the ordinary course.

     7.2.4. Approvals Required. Except for the approvals of lessors of property and other parties to contracts included in the Air Freight Assets, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation, or any court, administrative agency or other governmental authority, is required in connection with the execution and delivery by Tradewinds of this Agreement or the performance of the transactions described herein.


     7.2.5. Financial Statements. All financial statements of Tradewinds delivered or to be delivered prior to Closing pursuant to the terms hereof and all other financial materials regarding the Freight Group delivered to Amertranz are accurate and complete in all material respects and fairly present the Freight Group's financial position as at the dates set forth therein and the results of its operations for the periods reflected therein. All such audited financial statements have been prepared in conformity with GAAP applied on a basis consistent with that of prior periods. All such unaudited financial statements have been prepared in conformity with GAAP applied on a basis consistent with that of prior periods, except that such unaudited financial statements will not contain footnotes, may not conform to principles of consolidation, may treat the items set forth on Schedule 7.2.5 in a manner inconsistent with GAAP, and will contain reasonable estimates, subject to adjustment, of accruals, deferrals, and reserves consistent with past practices. Without limiting the generality of the foregoing, such financial statements do not contain any untrue statement of a material fact or omit to state any material fact necessary to make such financial statements not misleading. Since 1991, Tradewinds has used the fiscal year ending December 31 as its taxable year.

     7.2.6. Compliance; Governmental Authorizations. To the knowledge of Tradewinds, Tradewinds has heretofore complied with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including federal and state securities laws.

     7.2.7. Employees. Neither Tradewinds nor any of its employees is subject to any collective bargaining agreement, no petition for certification or union election is pending with respect to the employees of Tradewinds, and no union or collective bargaining representative has sought, to the knowledge of Tradewinds, such certification or recognition with respect to the employees of Tradewinds at any time during the past three years.

     7.2.8. Investment Intent. The Holding Shares being acquired by Tradewinds are being acquired for investment purposes only, and not with a view to public resale or distribution until such time as a registration statement with respect to such shares shall be declared effective by the SEC.

     7.2.9. Accuracy of Representations. All representations and warranties with respect to Tradewinds are true and correct as of the date hereof. This Agreement does not contain any untrue statement of a material fact with respect to Tradewinds or omit to state any material fact with respect to Tradewinds necessary to make the statements contained herein not misleading.

     7.3. Representations and Warranties with respect to CAS. CAS represents and warrants to Amertranz as follows:


     7.3.1. Existence and Good Standing. CAS: (i) is a corporation duly organized, validly existing, and in good standing under the laws of Puerto Rico;
(ii) has the corporate power and authority to own, lease, and operate its properties and carry on its business as now being conducted by it; and (iii) is duly licensed, qualified and authorized to do business as a foreign corporation in, and is in good standing in, each jurisdiction in which failure to be so licensed, qualified, authorized, or in good standing will have a material adverse effect on the business or properties (owned, leased, or operated) of CAS.

     7.3.2. Power and Authority; Authorization. CAS has full power and authority to enter into, execute and deliver this Agreement, and to perform each of its obligations hereunder. The execution and delivery of this Agreement by CAS have been duly authorized and approved by the Board of Directors of CAS subject to all contingencies set forth herein. This Agreement has been, and each of the Exhibits hereto and other documents required hereunder (if applicable) will be, on the Closing Date, duly executed and delivered by or on behalf of CAS and are the legal, valid, and binding obligations of CAS in accordance with their respective terms, subject (as to the enforcement of remedies) to laws of general application relating to bankruptcy, insolvency and the relief of debtors and (as to the availability of equitable remedies) to the discretion of the equity tribunal having jurisdiction.

     7.3.3. No Violations. The execution, delivery, and performance of this Agreement by CAS

     (i) will not violate (with or without the giving of notice or the lapse of time, or both) or require any registration, qualification, consent, approval, or filing under, any law, ordinance or regulation binding on CAS,

     (ii) will not (a) conflict with, require any consent or approval under, result in the breach of any provision of, constitute a default under, result in the acceleration of the performance of its obligations under, cause or allow for the termination of, or (b) result in the creation of any claim, lien, charge, or encumbrance upon, its properties, assets, or businesses, pursuant to its certificate of incorporation or by-laws, any debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, or other instrument or agreement to which CAS is a party, or any judgment, order, writ or decree of any court, arbitrator or governmental agency by which CAS or any of its assets or properties is bound, subject to the approvals of parties to agreements listed on
Schedule 4. Neither CAS nor any of its assets or properties is subject to or bound or affected by any article of incorporation or by-law provision, debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, other instrument or agreement, judgment, order, writ, decree, injunction, law, statute, ordinance or regulation, or any other restriction of any kind or character, which would prevent CAS from entering into, or performing its obligations under, this Agreement, except for such instruments the violation(s) of which can be cured at an aggregate immaterial cost or expense to CAS and, with or without being cured, will not prevent CAS from continuing its business in the ordinary course.

     7.3.4. Approvals Required. Except for the approvals of lessors of property and other parties to contracts included in the Air Freight Assets, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation, or any court, administrative agency or other governmental authority, is required in connection with the execution and delivery by CAS of this Agreement or the performance of the transactions described herein.

     7.3.5. Financial Statements. All financial statements of CAS delivered or to be delivered prior to Closing pursuant to the terms hereof and all other financial materials regarding the Freight Group delivered to Amertranz are accurate and complete in all material respects and fairly present the Freight Group's financial position as at the dates set forth therein and the results of its operations for the periods reflected therein. All such audited financial statements have been prepared in conformity with GAAP applied on a basis consistent with that of prior periods. All such unaudited financial statements have been prepared in conformity with GAAP applied on a basis consistent with that of prior periods, except that such unaudited financial statements will not contain footnotes, may not conform to principles of consolidation, may treat the items set forth on Schedule 7.2.5 in a manner inconsistent with GAAP, and will contain reasonable estimates, subject to adjustment, of accruals, deferrals, and reserves consistent with past practices. Without limiting the generality of the foregoing, such financial statements do not contain any untrue statement of a material fact or omit to state any material fact necessary to make such financial statements not misleading. Since 1991, CAS has used the fiscal year ending December 31 as its taxable year.

     7.3.6. Compliance; Governmental Authorizations. To the knowledge of CAS, CAS has heretofore complied with all federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including federal and state securities laws.

     7.3.7. Employees. Neither CAS nor any of its employees is subject to any collective bargaining agreement, no petition for certification or union election is pending with respect to the employees of CAS, and no union or collective bargaining representative has sought, to the knowledge of CAS, such certification or recognition with respect to the employees of CAS at any time during the past three years.

     7.3.8. Investment Intent. The Holding Shares being acquired by CAS are being acquired for investment purposes only, and not with a view to public resale or distribution until such time as a registration statement with respect to such shares shall be declared effective by the SEC.


     7.3.9. Accuracy of Representations. All representations and warranties with respect to CAS are true and correct as of the date hereof. This Agreement does not contain any untrue statement of a material fact with respect to CAS or omit to state any material fact with respect to CAS necessary to make the statements contained herein not misleading.

     8.   Representations   and   Warranties  of  Amertranz  and  the  Amertranz
Stockholders.

     8.1. Amertranz represents and warrants to Trade- winds and CAS as follows:

     8.1.1. Existence and Good Standing. Each of Amertranz, Amertranz Belgium, and Amertranz Brazil, and each of their respective subsidiaries: (i) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (ii) has the corporate power and authority to own, lease, and operate its properties and carry on its business as now being conducted by it; and (iii) is, or has filed for qualification to be, duly licensed, qualified and authorized to do business as a foreign corporation in, and in good standing in, each jurisdiction in which failure to be so licensed, qualified, authorized, or in good standing will have a material adverse effect on the business or properties (owned, leased, or operated) of such entity, and is not aware of any reason for which any such filing for qualification will not be effective without cost above customary filing fees and expenses.

     8.1.2. Capitalization.

     (i) Amertranz. Amertranz's authorized capital stock consists exclusively of 17,500,000 Amertranz Shares, and 2,500,000 shares of Preferred Stock, par value $.01 per share. No shares of such Preferred Stock are issued or outstanding. All outstanding Amertranz Shares are duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof. Prior to the Closing, all issued and outstanding Amertranz Shares are held of record and beneficially by the Amertranz Stockholders in such amounts as set forth on Schedule 8.1.2(i)
attached hereto. To the knowledge of Amertranz, each of the Amertranz Stockholders has good and marketable title to his Amertranz Shares free and clear of any lien, claim or encumbrance.

     (ii) Amertranz Belgium. Amertranz Belgium's authorized capital stock consists exclusively of 756 no par bearer shares. All such outstanding shares are duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof. Prior to the Closing, all such issued and outstanding shares are held of record and beneficially by the persons and in such amounts as set forth on
Schedule 8.1.2(ii) attached hereto. Each such person has good and marketable title to such shares owned by him free and clear of any lien, claim or encumbrance, except claims of Amertranz to beneficial ownership of such shares.

     (iii) Amertranz Brazil. Amertranz Brazil's authorized capital stock consists exclusively of 100,000 quotas. All such outstanding quotas are duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof. Prior to the Closing, all such issued and outstanding quotas are held of record and beneficially by the persons and in such amounts as set forth on Schedule
8.1.2(iii) attached hereto. Each such person has good and marketable title to such quotas owned by him free and clear of any lien, claim or encumbrance, except claims of Amertranz to beneficial ownership of such shares.

     8.1.3. Options. Except as set forth on Schedule 8.1.3, there are no outstanding or authorized options, warrants, calls, subscriptions, rights, convertible securities, commitments, agreements, or understandings of any character obligating Amertranz, Amertranz Belgium, or Amertranz Brazil, or any of their respective subsidiaries to issue any shares of capital stock of any class or securities convertible into, or evidencing the right to purchase, any shares of capital stock of any class.

     8.1.4. Subsidiaries. Except as set forth on Schedule 8.1.4, neither Amertranz nor Amertranz Belgium nor Amertranz Brazil has any subsidiaries and does not, directly or indirectly, own any interest in or control any corporation, partnership, joint venture or other business association.

     8.1.5. Charter Documents and By-laws. Copies of each of Amertranz's, Amertranz Belgium's, and Amertranz Brazil's, and each of their respective subsidiaries'

     (i) Certificate of Incorporation, as amended to date, certified within 30 days prior to the date hereof by the Secretary of State of the state of its incorporation,

     (ii) By-laws, as amended to date, certified by its Secretary not more than 30 days prior to the date hereof, and

     (iii) authorizations to do business as a foreign corporation in jurisdictions other than its state of incorporation are attached hereto as Schedule 8.1.5 and are complete and correct in all respects, are in full force and effect, and none of such entities is in violation of any of the provisions thereof. The minute books of each such entity are complete and accurately reflect all proceedings of its stockholders and directors (and all committees thereof).

     8.1.6. Power and Authority; Authorization. Amertranz has full power and authority to enter into, execute and deliver this Agreement, and to perform each of its obligations hereunder. The execution and delivery of this Agreement by Amertranz have been duly authorized and approved by the Board of Directors of Amertranz subject to all contingencies set forth herein. This Agreement has been, and each of the Exhibits hereto and other documents required hereunder (if applicable) will be, on the Closing Date, duly executed and delivered by or on behalf of Amertranz and are the legal, valid, and binding obligations of Amertranz in accordance with their respective terms, subject (as to the enforcement of remedies) to laws of general application relating to bankruptcy, insolvency and the relief of debtors and (as to the availability of equitable remedies) to the discretion of the equity tribunal having jurisdiction.

     8.1.7. No Violations. The execution, delivery, and performance of this Agreement by Amertranz

     (i) will not violate (with or without the giving of notice or the lapse of time, or both) or require any registration, qualification, consent, approval, or filing under, any law, ordinance or regulation binding on Amertranz,

     (ii) will not (a) conflict with, require any consent or approval under, result in the breach of any provision of, constitute a default under, result in the acceleration of the performance of its obligations under, cause or allow for the termination of, or (b) result in the creation of any claim, lien, charge, or encumbrance upon, the Amertranz Shares or any of its properties, assets, or businesses, pursuant to its or any of its subsidiaries' certificate of incorporation or by-laws, any debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, or other instrument or agreement to which Amertranz or any of its subsidiaries is a party, or any judgment, order, writ or decree of any court, arbitrator or governmental agency by which Amertranz, any of its subsidiaries, or any of their respective assets or properties is bound. Neither Amertranz, nor any of its subsidiaries, nor any of their respective assets or properties is subject to or bound or affected by any article of incorporation or by-law provision, debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, other instrument or agreement, judgment, order, writ, decree, injunction, law, statute, ordinance or regulation, or any other restriction of any kind or character, which would prevent Amertranz from entering into, or performing its obligations under, this Agreement, except for such instruments the violation(s) of which can be cured at an aggregate immaterial cost or expense to Amertranz and, with or without being cured, will not prevent Amertranz from continuing its business in the ordinary course.

     8.1.8. Approvals Required. Except as set forth on Schedule 8.1.8, no approval, authorization, consent, order or other action of, or filing with, any person, firm or corporation, or any court, administrative agency or other governmental authority, is required in connection with the execution and delivery by Amertranz of this Agreement or the performance of the transactions described herein.


     8.1.9. Title to Property and Related Matters. On the date hereof, each of Amertranz, Amertranz Belgium, and Amertranz Brazil, and their respective subsidiaries, as the case may be, has, and on the Closing Date will have, good and marketable title to all assets and properties, real, personal and mixed, owned by it at the date of this Agreement as reflected on the latest financial statements referred to in Section 8.1.10 (subject to dispositions or replacements prior to Closing in the ordinary course of business), or acquired by it after the date of this Agreement, of any kind or character, free and clear of any liens or encumbrances, except those set forth in Schedule 8.1.9. Except as set forth in Schedule 8.1.9 and except for matters that may arise in the ordinary course of business, each such entity's assets are in good operating condition and repair, reasonable wear and tear excepted. To the best of the knowledge of Amertranz, there does not exist any condition or agreement that materially interferes with the use thereof in the conduct of each such entity's business in the ordinary course.

     8.1.10. Financial Statements. All financial statements of Amertranz, Amertranz Belgium, and Amertranz Brazil delivered or to be delivered to the Freight Group prior to the Closing pursuant to the terms hereof and all other financial materials regarding Amertranz, Amertranz Belgium, and Amertranz Brazil delivered to the Freight Group are accurate and complete in all material respects and fairly present each such entity's financial position (consolidated as to Amertranz) as at the dates set forth therein and the results of its operations for the periods reflected therein. All such audited financial statements of Ametranz have been prepared in conformity with GAAP applied on a basis consistent with that of prior periods. All such unaudited financial statements of Amertranz have been prepared in conformity with GAAP applied on a basis consistent with that of prior periods, except that such unaudited financial statements will not contain footnotes and will contain reasonable estimates, subject to adjustment, of accruals, deferrals, and reserves consistent with past practices. Without limiting the generality of the foregoing, such financial statements do not contain any untrue statement of a material fact or omit to state any material fact necessary to make such financial statements not misleading. Amertranz has always used the fiscal year ending June 30, as its taxable year.

     8.1.11. Undisclosed Liabilities. Except as disclosed in the financial statements referred to in Section 8.1.10, as of the dates referred to in such financial statements neither Amertranz nor Amertranz Belgium nor Amertranz Brazil nor any of their respective subsidiaries had any known liabilities or obligations of any kind, whether accrued, absolute, contingent or otherwise, and whether or not required to be disclosed on a balance sheet prepared in conformity with GAAP, and since the date of the last such financial statement, each of Amertranz, Amertranz Belgium, and Amertranz Brazil have incurred no such liability or obligation other than (i) as set forth on Schedule 8.1.11, and (ii) in the ordinary course of business and in amounts consistent with historic business operations.

     8.1.12. Accounts Receivable. All accounts receivable reflected on the "A/R Aged Trial Balance" delivered to the Freight Group on the date hereof and dated January 31, 1996, with an approximate total of $3,500,000, are bona fide receivables, the full amount of which were, when recorded, actually owing to the entity recording such receivable for goods or services delivered or rendered for fair consideration, are not subject to any counterclaim or set-off, were generated in the ordinary course of business, are accurately dated and are good and collectible, less expected reserves of $150,000, in accordance with their terms.

     8.1.13. Material Adverse Change. Except as set forth in Schedule 8.1.13 or as otherwise reflected herein, since June 30, 1995, the businesses of Amertranz, Amertranz Belgium, and Amertranz Brazil have been operated in the ordinary course and there has not been:

     (i) To the knowledge of Amertranz, any material adverse change in the business, condition (financial or otherwise), results of operations, prospects, properties, assets, liabilities, earnings, net worth, or prospects thereof, except for the general effects of present economic conditions;

     (ii) To the knowledge of Amertranz, any material damage, destruction or casualty loss (whether or not covered by insurance) affecting such entity or its assets, properties or businesses;

     (iii) Any declaration, setting aside, or payment of any dividend or other distribution in respect of any shares of capital stock of such entity, or any direct or indirect redemption, purchase or other acquisition of any such stock;

     (iv) Any issuance or sale by such entity or any of its subsidiaries or agreement by Amertranz or any of its subsidiaries to sell or pledge any of its securities, nor, to

Amertranz's knowledge, have any irrevocable proxies been given with respect to such entity's or any of its subsidiaries' securities;

     (v) To the knowledge of Amertranz, any statute, rule, regulation or order adopted (including orders of regulatory authorities with jurisdiction over such entity or its business) that materially and adversely affects such entity or its business;

     (vi) Any material increase in the rate of compensation or in bonus or commission payments payable or to become payable to any of such entity's salaried employees; provided, however, that this paragraph shall not restrict or limit such entity in any way from hiring additional personnel who are required for its operations; or


     (vii) To the knowledge of Amertranz, any other events or conditions of any character specifically related to the business or operations of such entity that may reasonably be expected to have a material adverse effect on such entity or its business or financial condition, except for the general effects of present economic conditions.

     8.1.14. Tax Matters. Other than federal, state, and local withholding and FICA taxes in an amount not in excess of $250,000 plus penalties and interest thereon since December 31, 1995, each of Amertranz, Amertranz Belgium, and Amertranz Brazil has filed all foreign, federal, state and local tax or related returns and reports due or required to be filed, which reports accurately reflect in all material respects the amount of taxes due. Each such entity has paid all taxes or assessments that have become due, other than taxes or charges being contested in good faith or not yet finally determined. There are no tax liens or governmental claims with respect to any properties owned by Amertranz, Amertranz Belgium, or Amertranz Brazil.

     8.1.15.  Compliance;  Governmental  Authoriza-  tions.  To the knowledge of
Amertranz: (i) Amertranz, Amertranz Belgium, and Amertranz Brazil, and each of its respective subsidiaries has heretofore complied with all U.S. and foreign federal, state, local or foreign laws, ordinances, regulations and orders applicable to its business, including without limitation, federal and state securities laws and federal and state aviation laws that, if not complied with, would materially and adversely affect its business; (ii) each such entity has all federal, state, local and foreign governmental licenses and permits necessary for the conduct of its business;and (iii) such licenses and permits are in full force and effect. Amertranz knows of no violations of any such licenses or permits. No proceedings are pending or, to Amertranz's knowledge, threatened to revoke or limit the use of such licenses or permits.

     8.1.16. Agreements. Schedule 8.1.16 contains a true and complete list and brief description of all written or oral contracts, agreements, mortgages, obligations, understandings, arrangements, restrictions, and other instruments to which Amertranz, Amertranz Belgium, Amertranz Brazil, or any of their respective subsidiaries is a party or by which any such entity or their respective assets may be bound involving payments in any consecutive 12-month period or otherwise representing annualized costs of $25,000 or more or representing aggregate payments of $50,000 over the term of any such agreement or arrangement (without regard to the amount of annualized payments or costs). True and correct copies of all items set forth on
Schedule 8.1.16 have been or will have been made available to the Freight Group five days before the Due Diligence End Date. No event has occurred that (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by any such entity under any of the agreements or arrangements set forth in Schedule 8.1.16. Amertranz is not aware of any material default by the other parties to such agreements. In addition, no material violations have occurred pursuant to any loan agreements to which Amertranz, Amertranz Belgium, Amertranz Brazil, is a party.

     8.1.17. Litigation. Except as set forth in Schedule 8.1.17, except for customer claims respecting cargo received in the ordinary course of business, and except for claims of vendors the accounts of which are included in the payables included in the latest dated financial statements referred to in
Section 8.1.10 and incurred since such date as set forth in Section 8.1.11, there are no actions, suits, claims, investigations or legal, administrative or arbitration proceedings pending against Amertranz, Amertranz Belgium, Amertranz Brazil, any of their respective their respective assets or business, whether at law or in equity, or before or by any federal, state, municipal, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, nor does Amertranz know of a threat of, or any basis for, any such action, suit, claim, investigation or proceeding.

     8.1.18. Shareholder Claims.

     (i) Amertranz. By executing this Agreement, each of the Amertranz Stockholders confirms that he has no claims or causes of action against Amertranz, except for accrued salary, benefits, and other claims as set forth on
Schedule 8.1.18(i) attached hereto, and hereby releases Amertranz from any claim or cause of action arising prior to the Closing except as set forth on such Schedule.

     (ii) Amertranz Belgium. By executing this Agreement, Amertranz Belgium confirms that no shareholder of Amertranz Belgium has any claim or cause of action against Amertranz Belgium, except for accrued salary and benefits as set forth on Schedule 8.1.18(ii) attached hereto.

     (iii) Amertranz Brazil. By executing this Agreement, Amertranz Brazil confirms that no shareholder of Amertranz Belgium has any claim or cause of action against Amertranz Brazil, except for accrued salary and benefits as set forth on Schedule 8.1.18(iii) attached hereto.

     8.1.19. Severance Obligations. Except as set forth on Schedule 8.1.19, neither Amertranz, nor Amertranz Belgium, nor Amertranz Brazil, nor any of their respective subsidiaries has any obligation to past or present employees for any severance payments or benefits.

     8.1.20. ERISA. Neither Amertranz nor Amertranz Belgium, nor Amertranz Brazil, nor any entity that together with Amertranz, Amertranz Belgium, or Amertranz Brazil is treated as a single employer pursuant to the provisions of ERISA, sponsors any employee benefit plan subject to the provisions of ERISA, and none of the employees of any such entity participate in any such plan.

     8.1.21. Environmental. Each of Amertranz, Amertranz Belgium, and Amertranz Brazil has operated its business and maintained its assets (owned or leased) in compliance with all applicable environmental laws and regulations in all material respects.

     8.1.22. Knowledge of Adverse Conditions. To the knowledge of Amertranz, except as set forth on Schedule 8.1.13, there are no present or future conditions, state of facts or circumstances which has affected or may in the aggregate have a material adverse effect upon the business or prospects of Amertranz, Amertranz Belgium or Amertranz Brazil taken as a whole.

     8.1.23. Accuracy of Representations. All representations and warranties with respect to Amertranz, its subsidiaries, and the Amertranz Stockholders are true and correct as of the date hereof. This Agreement does not contain any untrue statement of a material fact with respect to Amertranz, its subsidiaries, and the Amertranz Stockholders or omit to state any material fact with respect thereto necessary to make the statements contained herein not misleading.

     8.2. Each of the Amertranz Stockholders severally represents and warrants to Tradewinds and CAS as follows:

     8.2.1. Title to Amertranz Shares or Amertranz Options. Such Amertranz Stockholder has good and marketable title to his Amertranz Shares or Amertranz Options free and clear of any lien, claim or encumbrance (except pursuant to the terms of grant of such Amertranz Options).

     8.2.2. Power and Authority; Authorization. This Agreement has been duly executed and delivered by or on behalf of such Amertranz Stockholder and is the legal, valid, and binding obligation of such Amertranz Stockholder in accordance with its terms, subject (as to the enforcement of remedies) to laws of general application relating to bankruptcy, insolvency and the relief of debtors and (as to the availability of equitable remedies) to the discretion of the equity tribunal having jurisdiction.

     8.2.3. No Violations. The execution, delivery, and performance of this Agreement by such Amertranz Stockholder

     (i) will not violate (with or without the giving of notice or the lapse of time, or both) or require any registration, qualification, consent, approval, or filing under, any law, ordinance or regulation binding on such Amertranz Stockholder,

     (ii) will not (a) conflict with, require any consent or approval under, result in the breach of any provision of, constitute a default under, result in the acceleration of the performance of its obligations under, cause or allow for the termination of, or (b) result in the creation of any claim, lien, charge, or encumbrance upon, the Amertranz Shares or Amertranz Options owned by such Amertranz Stockholder pursuant to any debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, or other instrument or agreement to which such Amertranz Stockholder is a party, or any judgment, order, writ or decree of any court, arbitrator or governmental agency by which such Amertranz Stockholder or any of his assets or properties is bound. Neither such Amertranz Stockholder, nor any of his assets or properties is subject to or bound or affected by any debt instrument, mortgage, deed of trust, license, permit, franchise, lease, contract, other instrument or agreement, judgment, order, writ, decree, injunction, law, statute, ordinance or regulation, or any other restriction of any kind or character, which would prevent such Amertranz Stockholder from entering into, or performing his obligations under, this Agreement.

     8.2.4. Approvals Required. No approval, au- thorization, consent, order or other action of, or filing with, any person, firm or corporation, or any court, administrative agency or other governmental authority, is required in connection with the execution and delivery by such Amertranz Stockholder of this Agreement or his performance of the transactions described herein.

     8.2.5. Investment Intent. The Holding Shares or Holding Options being acquired by such Amertranz Stockholder are being acquired for investment purposes only, and not with a view to public resale or distribution until such time as a registration statement with respect to such shares shall be declared effective by the SEC.

     9. Freight Group Employees.

     9.1. All employees of Tradewinds and CAS at their Puerto Rico, Greensboro, North Carolina, Hartford, Connecticut, and other locations, shall become employees of Caribbean from and after the Closing. All such employees shall become employees of Caribbean as of the Closing Date at their then-current rates of salary and with employee benefits similar to those currently offered by Tradewinds or CAS.

     9.2. At the Closing, Holding and Caribbean shall assume all obligations for accrued vacation, sick days, personal days or other such benefits for all employees of Tradewinds and CAS, as set forth on Schedule 9.2. Each of CAS and Tradewinds shall be responsible, to the extent applicable to it, for complying with the federal WARN statute relating to business termination, as well as any similar state or local statute, as determined by Tradewinds and CAS. To the extent that any ERISA obligation exists to the employees of Tradewinds or CAS, singly or as a group, prior to the Closing Date, other than as assumed pursuant to this Section, such liability shall continue to be the liability of Tradewinds or CAS, as the case may be.

     10. Covenants of Tradewinds and CAS.


     Each of Tradewinds and CAS covenants and agrees as follows:

     10.1. Other than Tradewinds' or CAS's obligations under the Freight Handling Agreement, the CAS-D Freight Handling Agreement, under leases of property included in the Air Freight Assets, under other assignable contracts assigned to and assumed by Holding as part of the Air Freight Assets, and for obligations for accrued vacation, sick days, personal days or other such benefits for all employees of Tradewinds or CAS as of the Closing Date, all of which are set forth on Schedule 4 and Schedule 9.2, neither Amertranz nor Holding nor Caribbean shall assume or become liable for any debt, obligation or liability of Tradewinds or CAS as of the Closing Date, including environmental remediation, whether liquidated or unliquidated, absolute or contingent, and whether or not arising out of the ordinary course of business of CAS or Trade-winds, unless disclosed to Amertranz prior to the Closing and specifically accepted by Holding and Caribbean in writing.

     10.2. Prior to the Closing, it will hold in strict confidence and not disclose to others (except its professional advisors and lenders), and will not use or permit others to use, any data or information obtained from Amertranz concerning Amertranz or its business, except to the extent such information can be obtained from public or published information or trade sources. If the transactions contemplated by this Agreement are not concluded, each will (i) return to Amertranz all such data or information then held by it or its representatives and will continue to maintain such information in strict confidence as set forth above, and (ii) not disclose to any other party (except its professional advisors and lenders who have a "need to know"), the existence of this Agreement or any letters of intent with respect thereto. It will maintain all negotiations and other information with respect to the transactions contemplated herein in confidence and, except with the consent of Amertranz, will not make any announcement thereof or disclose such negotiations to any other party other than its professional advisors and lenders. Without limiting the foregoing, Tradewinds and CAS hereby reaffirm the terms of the Confidentiality Agreement entered into by the parties hereto by letter dated November 21, 1994. This covenant shall survive termination of this Agreement.

     10.3. Prior to the Closing Date, neither CAS nor Tradewinds will engage in any practice, take or omit to take any action, or enter into any transaction outside the ordinary course of business with respect to the Air Freight Assets.

     10.4. Prior to the Closing Date, the Freight Group will continue to operate the Air Freight Assets' Business in the ordinary course of business, and will preserve, and enforce in the ordinary course of business, all rights with respect to, the Air Freight Assets, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.


     10.5. Prior to the Closing Date, neither Tradewinds nor CAS will authorize any salary, bonus, or compensation increase, dividends or loans to officers, directors, employees, or agents, other than in the ordinary course of its business and consistent with prior practice, without the prior written consent of Amertranz.

     10.6. During the period commencing on the date hereof and ending on the Closing Date, Tradewinds and CAS will each (i) provide Amertranz and its representatives with full access during normal business hours to all of the Freight Group's properties, assets, books, records, contracts, leases, mortgages, commitments, instruments and agreements with respect to the Air Freight Assets, (ii) provide Amertranz and its representatives with such tax, financial and operating data and other information with respect to the Air Freight Assets' Business as Tradewinds or CAS shall possess and which Amertranz shall from time to time reasonably request, and (iii) permit Amertranz and its representatives to consult with the Freight Group's representatives, officers, attorneys, accountants, and, with the prior knowledge of the chief executive officer of Tradewinds, suppliers and customers.

     10.7. For a period of five years following the Closing, neither Tradewinds, nor CAS, nor any person or entity controlling, controlled by, or under common control with Tradewinds or CAS, shall, directly or indirectly, for compensation, in competition with Caribbean, conduct any Caribbean Air Freight Business other than the operation of aircraft between Puerto Rico and mainland United States; provided, that business conducted by Tradewinds Airlines, Inc. shall be excluded from such restriction so long as Tradewinds or its affiliates owns, directly or indirectly, less than a majority of the issued and outstanding stock of Tradewinds Airlines, Inc. In the event any provision of this Section is determined by a court of competent jurisdiction to be unenforceable, the parties hereby consent to the enforcement of the provisions of this Section to the maximum extent permitted by applicable law. The parties recognize that the provisions of this Section are of particular importance for the protection and promotion of their existing and future interests, and that in the event of any breach of this Section, a claim for monetary damages may not constitute an adequate remedy; and that it may, therefore, be necessary to implement the provisions of this Section, in the event of a breach thereof, to apply for specific performance thereof. It is, accordingly, hereby agreed that no objection shall be raised to the form of the action or to the form of relief prayed for in any proceeding for specific performance of this Section.

     11. Covenants of Amertranz, Amertranz Stockholders, Holding and Caribbean.

     11.1. Amertranz, the Amertranz Stockholders, Holding and Caribbean each covenants and agrees that prior to the Closing, it will hold in strict confidence and not disclose to others (except its professional advisors and lenders), and will not use or permit others to use, any data or information obtained from the Freight Group concerning the Freight Group or its business, except to the extent such information can be obtained from public or published information or trade sources. If the transactions contemplated by this Agreement are not concluded, it will (i) return to the Freight Group all such data or information then held by it or its representatives and will continue to maintain such information in strict confidence as set forth above, and (ii) not disclose to any other party (except its professional advisors and lenders who have a "need to know"), the existence of this Agreement or any letters of intent with respect thereto. It will maintain all negotiations and other information with respect to the transactions contemplated herein in confidence and, except with the consent of the Freight Group, will not make any announcement thereof or disclose such negotiations to any other party other than its professional advisors and lenders. Without limiting the foregoing, Amertranz hereby reaffirms the terms of the Confidentiality Agreement entered into by the parties hereto by letter dated November 21, 1994. This covenant shall survive termination of this Agreement.

     11.2. Amertranz, Holding and Caribbean each covenants and agrees as follows:

     11.2.1. Prior to the Closing, the respective Certificates of Incorporation and By-laws of each of Holding, Caribbean, Amertranz and their respective subsidiaries and affili-ated companies shall include such provisions as are necessary to implement the corporate structures provided for in Section 14.

     11.2.2. Prior to the Closing Date, each of Amertranz and its subsidiaries will not engage in any practice, take or omit to take any action, or enter into any transaction outside the ordinary course of business.

     11.2.3. Prior to the Closing Date, each of Amertranz and its subsidiaries will continue to operate its business and properties in the ordinary course of business, and will preserve, and enforce, in the ordinary course of business, all rights with respect thereto, including its present operations, physical facilities, working conditions, and relationships with lessors, licensors, suppliers, customers and employees.

     11.2.4. Prior to the Closing Date, without the prior written consent of Tradewinds, each of Amertranz and its subsidiaries will not authorize any salary, bonus, or compensation increase, other than in the ordinary course of its business and consistent with prior practice, or any dividends or loans to officers or directors.

     11.2.5. During the period commencing on the date hereof and ending on the Closing Date, Amertranz will (i) provide the Freight Group and its representatives with full access during normal business hours to all of Amertranz's and its subsidiaries' respective properties, assets, books, records, contracts, leases, mortgages, commitments, instruments and agreements, (ii)

provide the Freight Group and its representatives with such tax, financial and operating data and other information with respect to Amertranz's and its subsidiaries' respective business and properties as the Freight Group shall from time to time request, and (iii) permit the Freight Group and its representatives to consult with Amertranz and its subsidiaries' respective representatives, officers, employees, bankers, attorneys, accountants, and, with the prior knowledge of the chief executive officer of Amertranz, suppliers, and customers.

     11.2.6. Until all amounts due under the Holding Promissory Note are paid in full, Holding shall deliver to the Freight Group: (i) within 120 days following the end of each fiscal year of Amertranz, Holding, and Caribbean, audited consolidated annual financial statements of Holding for such fiscal year, prepared in accordance with GAAP applied on a consistent basis with prior periods; (ii) within 15 days following the end of each month, unaudited monthly interim financial statements for each such entity for the previous month, certified by the chief financial officer of such entity, each prepared in accordance with GAAP applied on a consistent basis with prior periods, except that such unaudited financial statements will not contain footnotes, may not conform to principles of consolidation, and will contain reasonable estimates, subject to adjustment, of accruals, deferrals, and reserves consistent with past practices; and (iii) immediately upon prepara-tion or receipt by any such entity, copies of all securities filings and all underwriting letters of intent and agreements with respect to any class of securities of Holding.

     11.2.7. For a period of five years following the Closing or for so long as any amounts remain outstanding under the Holding Promissory Note, whichever is longer, neither Amertranz, nor any person or entity controlling, controlled by, or under common control with Amertranz shall, directly or indirectly, conduct any Caribbean Air Freight Business, except through and by Caribbean. It is the intention of the parties that all Caribbean Air Freight Business of Amertranz and any person or entity controlling, controlled by, or under common control with Amertranz shall be conducted exclusively through Caribbean. Provided, however, that Amertranz may continue to conduct Caribbean Air Freight Business only for parties who are Caribbean Air Freight Business customers on the Closing Date at current sales levels. In the event any provision of this Section is determined by a court of competent jurisdiction to be unenforceable, the parties hereby consent to the enforcement of the provisions of this Section to the maximum extent permitted by applicable law. The parties recognize that the provisions of this Section are of particular importance for the protection and promotion of their existing and future interests, and that in the event of any breach of this Section, a claim for monetary damages may not constitute an adequate remedy; and that it may, therefore, be necessary to implement the provisions of this Section, in the event of a breach thereof, to apply for specific performance thereof. It is, accordingly, hereby agreed that no objection shall be raised to the form of the action or to the form of relief prayed for in any proceeding for specific performance of this Section.


     11.2.8. For a period of four years following the Closing, except with the consent of the Freight Group, all Caribbean Air Freight Business of Holding and Caribbean shall be conducted utilizing the air transportation services of Tradewinds Airlines, Inc. (or its successor-in-interest) in accordance with the terms of the Freight Handling Agreement. The parties acknowledge and agree that the Freight Group is not responsible for the actions or the failure to perform of Tradewinds Airlines, Inc. under the Freight Handling Agreement. The parties acknowledge and agree that the Freight Group is not responsible for the actions or the failure to perform of CAS-D under the CAS-D Freight Handling Agreement.

     11.2.9. For a period of four years following the Closing, except with the consent of the Freight Group, neither Holding nor Caribbean, directly or indirectly, shall terminate the Freight Handling Agreement.

     11.2.10. At the Closing, Amertranz will deliver to the Freight Group an instrument, in form and substance reasonably satisfactory to the Freight Group, which releases each of Amertranz Belgium and Amertranz Brazil, respectively, from all claims or causes of action by each stockholder of each such respective entity, except for accrued salary and benefits as set forth on Schedule 8.1.18, arising prior to the Closing.

     11.3. Each of the Amertranz Stockholders severally covenants and agrees that:

     11.3.1. For so long as he is associated with Holding, Amertranz, or Caribbean, and for a period of 90 days following the termination of such association, he will not solicit the business of any party who was a customer of Amertranz or Caribbean at any time during the 12 months preceding such termination of association. In the event any provision of this Section is determined by a court of competent jurisdiction to be unenforce-able, the parties hereby consent to the enforcement of the provisions of this Section to the maximum extent permitted by applicable law.

     11.3.2. For so long as he is associated with Holding, Amertranz, or Caribbean, and for a period of one year following the termination of such association, he will not solicit the employment or other affiliation of any person who was an employee, of Amertranz or Caribbean at any time during the 12 months preceding such termination of association.

     11.3.3. For a period of four years following the Closing Date, no transfer, with or without consideration, by him of any Holding Shares will be made unless the transferee executes and delivers to the Freight Group the Holding Board Election Proxy with respect to the transferred Holding Shares. Provided, however, that the parties hereto agree that the transfer restrictions and requirements set forth in this Section 11.3.3 (including restrictions and requirements with respect to shares acquired as contemplated by Section 11.3.4) will be removed with respect to the following transfers, provided that Holding receives advance notice of such sale which notice shall include either the identity of the purchaser and the terms of such sale, or, if the sale is made in a broker's transaction (as defined in Rule 144 promulgated by the SEC under the Securities Act), the identity of such broker:

     (i) Transfers by each of Martin Hoffenberg and Philip S. Rosso, Jr., as follows: (a) from and after the second anniversary of the Closing Date, 10% of the Holding Shares owned by him, and (b) from and after the third anniversary of the Closing Date, an additional 10% (20% cumulatively) of the Holding Shares owned by him as of the Closing.

     (ii) Transfers by each of David Pulk and Michael Barsa of up to 80,000 Holding Shares to an unrelated third party in a bona fide sale for the fair value of such shares.

     (iii) Transfers by each of Edward R. Reedy and Bruce Brandi of the Holding Shares owned by him as of the

Closing, plus additional Holding Shares as follows: (a) from and after the second anniversary of the Closing Date, 10% of the Holding Shares owned by him, and (b) from and after the third anniversary of the Closing Date, and additional 10% (20% cumulatively) of the Holding Shares owned by him.

     11.3.4. In the event he receives or is issued any additional Holding Shares (whether by exercise of Holding Options or otherwise) at any time prior to the Holding Board Structure Termination Date, he will execute and deliver to the Freight Group the Holding Board Election Proxy with respect to and as a condition of receiving such additional Holding Shares, and the certificate(s) representing such shares will be legended as provided in Section 11.4.

     The parties recognize that the provisions of this Section are of particular importance for the protection and promotion of their existing and future interests, and that in the event of any breach of this Section, a claim for monetary damages may not constitute an adequate remedy; and that it may, therefore, be necessary to implement the provisions of this Section, in the event of a breach thereof, to apply for specific performance thereof. It is, accordingly, hereby agreed that no objection shall be raised to the form of the action or to the form of relief prayed for in any proceeding for specific performance of this Section.

     11.4. At the Closing, Amertranz will deliver to the Freight Group the Holding Board Election Proxy, duly executed by each of the Amertranz Stockholders, David Pulk and Michael Barsa. From and after the Closing, each certificate representing Holding Shares which are subject to the Holding Board Election Proxy will be legended to reflect that such shares are so subject. The parties agree to remove such legend from each certificate representing Holding

Shares  which  are   transferred   pursuant  to  the  removal  of  the  transfer
restrictions and requirements as set forth in Section 11.12.3.

     11.5. [INTENTIONALLY OMITTED]

     [THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK]

     12. Conditions Precedent to Obligations of the Freight Group.

     The Freight Group's obligation to close the transac- tions pursuant to this Agreement is contingent on the fulfillment, at or prior to the Closing Date, of each of the following conditions to the reasonable satisfaction of the Freight Group in the Freight Group's judgement, which judgement will not be unreasonably exercised (except with respect to the satisfaction with the results of the investigation under Section 12.15), any of which conditions may be waived in writing, in whole or in part, by the Freight Group:

     12.1. The representations and warranties made by or on behalf of Amertranz or the Amertranz Stockholders contained in this Agreement or in any certificate or document delivered by, or at the direction of, Amertranz or the Amertranz Stockholders to the Freight Group pursuant to the provisions hereof shall be true in all respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

     12.2. Amertranz, the Amertranz Stockholders, Holding and Caribbean shall have each performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to the Closing.

     12.3. Amertranz shall have delivered to the Freight Group all of the exhibits and schedules required herein to be delivered by Amertranz or the Amertranz Stockholders, and copies of the documents referred to therein, each duly executed, if required, and each such exhibit, schedule and document shall have been reasonably acceptable to Tradewinds.

     12.4. Since June 30, 1995, no material adverse change in the condition (financial or otherwise), business, earnings or, to the knowledge of Amertranz and the Amertranz Stockholders, prospects of Amertranz has occurred, except as disclosed on Schedule 8.1.13.

     12.5. The transactions contemplated by this Agreement shall have been duly approved by the respective Boards of Directors and stockholders (if necessary) of Amertranz, Holding, Caribbean, Tradewinds and CAS, as required by the laws of their respective jurisdictions of incorporation.

     12.6. Prior to the Closing, (i) all of the issued and outstanding shares of

Amertranz Belgium and Amertranz Brazil shall have been contributed to Amertranz, free and clear of all liens and encumbrances of any kind and nature, in exchange for Amertranz Shares, (ii) each of the stockholders of Amertranz Belgium or Amertranz Brazil shall have agreed to be bound by all of the terms and conditions of this Agreement with respect to the contribution of Amertranz Shares to Holding in exchange for Holding

Shares, and (iii) each of the stockholders of Amertranz Belgium or Amertranz Brazil shall have agreed to be bound by all of the terms and conditions of this Agreement with respect to corporate matters concerning Amertranz or Holding following the Closing.

     12.7. At the Closing: (i) all of the indebtedness of Amertranz, as set forth on Schedule 12.7, which is convertible into Amertranz Shares shall have been assigned to Holding in exchange for Holding Shares; (ii) each of the stockholders of Holding pursuant to such exchanges shall have agreed to be bound by all of the terms and conditions of this Agreement with respect to corporate matters concerning Caribbean, Amertranz, or Holding following the Closing, pursuant to the instrument in the form of Exhibit H, or, if applicable, Exhibit M; and (iii) all the indebtedness received by Holding pursuant to such exchanges shall be pledged to the Freight Group pursuant to the terms of the Security Agreement. Furthermore, all outstanding indebtedness of Amertranz as reflected on Schedule 8.1.11 will be exchanged for indebtedness of Holding on repayment terms substantially identical to the repayment terms of the Notes included in the Bridge Financing or such other terms as are acceptable to the Freight Group.

     12.8. As of the Closing, Holding's authorized capital stock will consist of 15,000,000 shares of Common Stock, par value $.01 per share; (ii) no more than 3,502,951 Holding Shares will be issued and outstanding; (iii) all outstanding Holding Shares will be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof; and (iv) the record and beneficial owners of all of the issued and outstanding Holding Shares will be as set forth on
Schedule 12.8.

     12.9. As of the Closing, there will be no outstand- ing or authorized options, warrants, calls, subscriptions, rights, convertible securities, commitments, agreements, or understandings of any character obligating Amertranz or Holding to issue any shares of capital stock of any class or securities convertible into, or evidencing the right to purchase, any shares of capital stock of any class, except for (i) options to purchase up to 250,000 Holding Shares at the IPO Price pursuant to Holding's Employee Stock Option Plan, (ii) options or warrants to purchase up to 840,000 Holding Shares at the IPO Price and callable by Holding at $10.00 per option/warrant, granted to the Bridge Lender, and (iii) options or warrants to purchase up to 817,049 Holding Shares exercisable by such persons on such terms as set forth on Schedule 12.9, including certain Holding Options granted in exchange for the surrender of certain Amertranz Options.


     12.10.  The Bridge  Financing  shall have  closed on or before the  Closing
Date.

     12.11. The Bridge Lender shall have subordinated the obligations due under the Bridge Financing in the manner attached hereto as Exhibit I.

     12.12. The Freight Group shall have received a cer- tificate signed by the chief executive officer of Amertranz and dated the Closing Date, to the effect that the conditions specified in Sections 12.1 through 12.11 inclusive (other than the approval of the respective Boards of Directors of Tradewinds and CAS) have been fulfilled.

     12.13. The terms of each employment agreement to which Amertranz, any of its subsidiaries, Amertranz Belgium or Amertranz Brazil is a party shall be approved by the Freight Group.

     12.14. The Freight Group shall have obtained the consent of all required governmental bodies and all third parties as required for the conclusion of the transactions contemplated by this Agreement, including approval of third parties under leases of property included in the Air Freight Assets and under other assignable contracts assigned to and assumed by Holding or Caribbean as part of the Air Freight Assets. In addition, Tradewinds, CAS and their respective shareholders shall be released by such third parties from all liability, if any, for obligations under leases of property included in the Air Freight Assets and under other assignable contracts assigned to and assumed by Holding as part of the Air Freight Assets, other than obligations which accrued prior to the Closing Date.

     12.15. Amertranz shall have obtained the consent of all third parties required for the conclusion of the transactions contemplated by this Agreement, as set forth on Schedule 8.1.8.

     12.16. The Freight Group shall have completed a due diligence investigation and review of the assets, liabilities, properties, management, material contracts, arrangements, prospects, financial statements, financial outlook, capitalization, trade reputation, licenses and goodwill of Amertranz; notwithstanding the introductory language to this Section 12, the results of such investigation must be satisfactory to the Freight Group in their exclusive discretion. Provided, however, that the due diligence condition precedent contained in this Section shall be deemed satisfied on the Due Diligence End Date unless the Freight Group notifies Amertranz by the Due Diligence End Date that the Freight Group is not satisfied with the results of such due diligence investigation.

     12.17. The Freight Group shall have received the following:


     12.17.1. With respect to each of Amertranz, Amertranz Belgium, and Amertranz Brazil, a certificate from the Secretary of State (or similar office) of such entity's jurisdiction of incorporation, dated at or about the Closing Date, to the effect that such entity is in good standing under the laws of said jurisdiction.

     12.17.2. An incumbency certificate for Amertranz signed by all of the officers thereof dated at or about the Closing Date.

     12.17.3. With respect to each of Amertranz, Amertranz Belgium, and Amertranz Brazil, a certified Certificate of Incorporation (or similar instrument), as amended to date, dated at or about the Closing Date, and a copy of its By-laws certified by the Secretary of such entity dated at or about the Closing Date.

     12.17.4. Resolutions of the Board of Directors and stockholders of Amertranz, certified by the Secretary of Amertranz dated at or about the Closing Date, authorizing the transactions contemplated under this Agreement.

     12.17.5.  No later  than  five  days  before  the Due  Diligence  End Date,
Amertranz's: (i) audited financial statements for the fiscal year ended June 30, 1994 and June 30, 1995; (ii) unaudited monthly interim financial statements for the periods July 1, 1995 through the last day of the month ending more than 15 days prior to the Closing Date, each certified by the chief financial officer of Amertranz and each prepared in accordance with GAAP applied on a consistent basis with prior periods, except that such unaudited financial statements will not contain footnotes and will contain reasonable estimates, subject to adjustment, of accruals, deferrals, and reserves consistent with past practices; and (iii) unaudited annual financial statements for the years ending June 30, 1991, June 30, 1992 and June 30, 1993, certified by the chief financial officer of Amertranz, each prepared in accordance with GAAP applied on a consistent basis with prior periods, except that such unaudited financial statements will not contain footnotes and will contain reasonable estimates, subject to adjustment, of accruals, deferrals, and reserves consistent with past practices.

     12.17.6. An opinion of Amertranz's counsel, dated the Closing Date, in the form attached hereto as Exhibit J.

     12.17.7. Information as of the Closing Date concerning Amertranz Belgium as set forth on Exhibit K.

     12.17.8. Information as of the Closing Date concerning Amertranz Brazil as set forth on Exhibit L.

     12.17.9. All other instruments, documents and certificates as are required to be delivered by or on behalf of Amertranz or the Amertranz Stockholders pursuant to the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement.

     13. Conditions Precedent to Obligations of Amertranz and the Amertranz Stockholders.

     Amertranz's and the Amertranz Stockholders' obligations to close the transactions pursuant to this Agreement is contingent on the fulfillment, at or prior to the Closing Date, of each of the following conditions to the reasonable satisfaction of Amertranz in Amertranz's judgement, which judgement will not be unreasonably exercised (except with respect to the satisfaction with the results of the investigation under Section 13.9), any of which conditions may be waived in writing, in whole or in part, by Amertranz:

     13.1. The representations and warranties by Tradewinds and CAS contained in this Agreement or in any certificate or document delivered by, or at the direction of the Freight Group to Amertranz pursuant to the provisions hereof shall be true in all respects at and as of the time of the Closing as though such representations and warranties were made at and as of such time.

     13.2. The Freight Group shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by them prior to the Closing.

     13.3. The Freight Group shall have delivered to Amertranz all of the exhibits and schedules required herein to be delivered by the Freight Group, and copies of the documents referred to therein, each duly executed, if required, and such exhibits, schedules and documents shall have been reasonably acceptable to Amertranz.

     13.4. Since March 31, 1995, no material adverse change in the condition (financial or otherwise), business, earnings or, to the knowledge of the Freight Group, prospects of the Air Freight Assets' Business has occurred.

     13.5. The transactions contemplated by this Agreement shall have been duly approved by the respective Boards of Directors and stockholders (if necessary) of Amertranz, Holding, Caribbean, Tradewinds and CAS, as required by the laws of their respective jurisdictions of incorporation.

     13.6. Amertranz shall have received a certificate signed by the Executive Vice President of each of Tradewinds, and CAS and dated the Closing Date, to the effect that (i) the conditions specified in Sections 13.1 through 13.5 inclusive (other than the approval of the respective Boards of Directors of Amertranz, Holding, and Caribbean) have been fulfilled.

     13.7. Caribbean shall have entered into an employ- ment agreement with Richard Faieta on such terms as shall be approved by Amertranz.

     13.8. The Freight Group shall have obtained the consent of all required governmental bodies and all third parties as required for the conclusion of the transactions contemplated by this Agreement, including approval of third parties under leases of property included in the Air Freight Assets and under other assignable contracts assigned to and assumed by Holding or Caribbean as part of the Air Freight Assets.

     13.9. Amertranz shall have completed a due diligence investigation and review of the assets, liabilities, properties, management, material contracts, arrangements, prospects, financial statements, financial outlook, capitalization, trade reputation, licenses and goodwill of the Air Freight Assets' Business; notwithstanding the introductory language to this Section 13, the results of such investigation must be satisfactory to Amertranz in its exclusive discretion. Provided, however, that the due diligence condition precedent contained in this Section shall be deemed satisfied on the Due
Diligence End Date unless Amertranz notifies the Freight Group by the Due Diligence End Date that Amertranz is not satisfied with the results of such due diligence investigation.

     13.10. Amertranz shall have received the following:

     13.10.1. Certificates from the Secretary of State of CAS' and Tradewinds' respective jurisdictions of incorporation, dated at or about the Closing Date, to the effect that it is in good standing under the laws of said state.

     13.10.2. An incumbency certificate for each of Tradewinds and CAS signed by all of the respective officers thereof dated at or about the Closing Date.

     13.10.3. A certified Certificate of Incorpora- tion of each of Tradewinds, and CAS, as amended to date, dated at or about the Closing Date, and a copy of the By-laws of each such entity certified by the Secretary thereof dated at or about the Closing Date.

     13.10.4. Resolutions of the Board of Directors and stockholders of Tradewinds and CAS, certified by the Secretary of each such entity dated at or about the Closing Date, authorizing the transactions contemplated under this Agreement.

     13.10.5. No later than the Due Diligence End Date, each of Tradewinds' and CAS's (i) audited financial statements for its fiscal years ended December 31, 1992, 1993, and 1994; and (ii) unaudited financial statements for its most recent interim period, each prepared in accordance with GAAP applied on a consistent basis with prior periods, except that such unaudited financial statements will not contain footnotes, may not conform to principles of consolidation, may treat the items set forth on Schedule 7.2.5 in a manner inconsistent with GAAP, and will contain reasonable estimates, subject to adjustment, of accruals, defer-
rals, and reserves consistent with past practices, certified by its chief financial officer.

     13.10.6. An opinion of the Freight Group's counsel, dated the Closing Date, in the form attached hereto as Exhibit M.

     13.10.7. All other instruments, documents and certificates as are required to be delivered by or on behalf of the Freight Group pursuant to the provisions of this Agreement or that may be reasonably requested in furtherance of the provisions of this Agreement.

     14. Amertranz, Holding, and Caribbean Corporate Matters Following Closing.

     From and after the Closing, except as otherwise consented to in writing by Tradewinds, CAS, and Holding neither Caribbean nor Holding nor Amertranz will take any action which will result in non-compliance with one or more of the following:

     14.1. Holding Capitalization. (i) Holding's autho- rized capital stock will consist of 15,000,000 shares of Common Stock, par value $.01 per share; (ii) no more than 3,502,951 Holding Shares will be issued and outstanding; and (iii) all outstanding Holding Shares will be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof.

     14.2. Caribbean Capitalization. (i) Caribbean's authorized capital stock will consist of 100 shares of Common Stock, par value $.01 per share; (ii) all outstanding shares of Caribbean will be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof; and (iii) Holding will be the record and beneficial owner of all of the issued and outstanding shares of Caribbean.

     14.3. Amertranz Capitalization. (i) Amertranz's authorized capital stock will consist of 17,500,000 shares of Common Stock, par value $.01 per share, and 2,500,000 shares of Preferred Stock, par value $.01 per share; (ii) no shares of such Preferred Stock will be issued or outstanding; (iii) all outstanding Amertranz Shares will be duly authorized, validly issued, fully paid, nonassessable, and free of preemptive rights, with no personal liability attaching to the ownership thereof; and (iv) Holding will be the record and beneficial owner of all of the issued and outstanding Amertranz Shares.

     14.4. Holding Options. There will be no outstand- ing or authorized options, warrants, calls, subscriptions, rights, convertible securities, commitments, agreements, or understandings of any character obligating Holding to issue any shares of capital stock of any class or securities convertible into, or evidencing the right to purchase, any shares of capital stock of any class, except for (i) options to purchase up to 250,000 Holding Shares at the IPO Price pursuant to Holding's Employee Stock Option Plan, (ii) options or warrants granted to the Bridge Lender to purchase up to 840,000 Holding Shares at the IPO Price and callable by Holding at $10.00 per option/warrant, and (iii) options or warrants to purchase up to 817,049 Holding Shares exercisable by such persons on such terms as set forth on Schedule 12.9.

     14.5. Caribbean Options. There will be no out- standing or authorized options, warrants, calls, subscriptions, rights, convertible securities, commitments, agreements, or understandings of any character obligating Caribbean to issue any shares of capital stock of any class or securities convertible into, or evidencing the right to purchase, any shares of capital stock of any class.

     14.6. Amertranz Options. There will be no outstanding or authorized options, warrants, calls, subscriptions, rights, convertible securities, commitments, agreements, or understandings of any character obligating Amertranz to issue any shares of capital stock of any class or securities convertible into, or evidencing the right to purchase, any shares of capital stock of any class.

     14.7. Holding Subsidiaries. Holding will not have any subsidiaries and will not, directly or indirectly, own any interest in or control any corporation, partnership, joint venture or other business association, except (i) 100% ownership of Amertranz, (ii) 100% ownership of Caribbean, (iii) 100% beneficial ownership of Amertranz Brazil, and (iv) 100% beneficial ownership of Amertranz Belgium.

     14.8. Caribbean Subsidiaries.  Caribbean will not have any subsidiaries and
will  not,  directly  or  indirectly,   own  any  interest  in  or  control  any
corporation, partnership, joint venture or other business association.

     14.9. Amertranz Subsidiaries. Amertranz will not have any subsidiaries and will not, directly or indirectly, own any interest in or control any corporation, partnership, joint venture or other business association, except as set forth on Schedule 8.1.4.

     14.10. Holding's and Subsidiaries' Boards Struc- ture.

     14.10.1. From and after the Closing until the Holding Board Control Termination Date, the Board of Directors of Holding shall be comprised initially of three persons, two of whom shall be Holding Freight Group Directors. The number of Directors may be increased or decreased by the unanimous agreement of the Board, provided that the ratio of Holding Freight Group Directors to Holding Directors shall remain at least 2:3.

     14.10.2. From and after the Holding Board Control Termination Date and until the Holding Board Structure Termination Date, the respective Boards of Directors of Holding and each of its subsidiaries shall include at least one director designated by the Freight Group. By executing this Agreement, Holding hereby designates Richard A. Swirnow and Stuart Hettleman, and each of them, as proxies, each with full power of substitution, to vote all shares of each subsidiary of Holding in accordance with this Section.

     14.10.3. [INTENTIONALLY OMITTED]

     14.10.4. Subject to the provisions of Section 14.10.2, all Directors of each Holding subsidiary shall be selected by Holding's Board of Directors.

     14.10.5. All Directors of Holding and its subsidiaries shall be entitled to indemnification from Holding or its subsidiaries, as the case may be, to the maximum extent permitted by the General Corporation Law of the State of Delaware.

     14.10.6. From and after the Closing, the By- laws and, if necessary, the Certificate of Incorporation of Holding (and its subsidiaries, if applicable) shall provide for the structure set forth in this Section.

     14.11. Amertranz and Caribbean Executive Manage- ment; Holding, Amertranz and Caribbean Officers. From and after the Closing and until the Holding Board Control Termination Date, (i) the Executive Management of each of Amertranz and Caribbean shall be vested with full authority for day-to-day operations of such entity, respectively, in the ordinary course of its business, subject to the authority of its Board of Directors, (ii) the Executive Vice President of each such entity shall be selected by the holders of the Freight Group and such entity shall cause the person so selected to be elected as Executive Vice
President,  and  (iii)  no  action  of the  Executive  Management  of each  such respective entity shall be taken without the concurrence of such entity's Executive Vice President or its Board of Directors. All officers and employees of Amertranz, Holding and Caribbean, respectively, and their respective subsidiaries, shall be entitled to indemnification from the respective entities, as the case may be, to the maximum extent permitted by the General Corporation Law of the State of Delaware. From and after the Closing, the By-laws of each such entity shall provide for the structure set forth in this Section.

     15. Public Offering of Holding Shares.

     15.1. It is contemplated by the parties that Holding will effect an initial public offering of Holding Shares in accordance with the terms of the Underwriter's Letter of Intent.

     15.2. At the time of such public offering, Holding, and all shareholders of Holding will take all actions necessary to amend its Certificate of
Incorporation and By-laws and other documents relating thereto to restructure the classes of Holding Shares to the extent deemed reasonably necessary by the underwriter of such offering to better effect such offering. Provided, however, that the structures of the respective Boards of Directors of Holding and each of its subsidiaries as set forth in Section 14.10, shall be preserved following any such restructure.

     16. Indemnification.

     16.1. Indemnification by Tradewinds and CAS. Tradewinds and CAS hereby agree to jointly and severally indemnify and hold harmless Amertranz, its shareholders, directors, officers, agents and employees, from and against any and all Losses (as hereinafter defined) up to a maximum aggregate of $2,000,000 of such Losses, to the extent such Losses arise out of, result from, or are in connection with: (i) any breach by the Freight Group of any of the terms of this Agreement, (ii) any failure of any warranty or representation of the Freight Group made herein, (iii) any failure by the Freight Group to perform or comply with any of their covenants or obligations under this Agreement, (iv) the conduct of the Air Freight Assets' Business prior to the Closing Date, or (v) the liabilities and obligations of the Freight Group other than the liabilities and obligations assumed by Amertranz, Holding, or Caribbean hereunder.

     16.2. Indemnification by Amertranz. Amertranz and, following the Closing, Holding and Caribbean hereby agree to jointly and severally indemnify and hold harmless Tradewinds and CAS, their respective shareholders, directors, officers, agents and employees, from and against any and all Losses, to the extent such Losses arise out of, result from, or are in connection with: (i) any breach by Amertranz or the Amertranz Stockholders of any of the terms of this Agreement,
(ii) any failure of any warranty or representation of Amertranz or the Amertranz Stockholders made herein, (iii) any failure by Amertranz, the Amertranz Stockholders or, following the Closing, Holding or Caribbean to perform or comply with any of its covenants or obligations under this Agreement except for actions or omissions by Amertranz, Holding, or Caribbean controlled by the Freight Group, or (iv) the liabilities and obligations of the Freight Group assumed by Amertranz, Holding, or Caribbean hereunder.

     16.3. For purposes of this Agreement, "Losses" shall mean the aggregate of any and all payments for claims, liabilities, suits, actions, demands, charges, damages, losses, costs, or expenses (including reasonable attorneys' fees, expert witness fees and court costs) of every kind and nature if and to the extent that the cumulative amount thereof exceeds $50,000, incurred by the indemnified party, net of all reserves with respect to such item, tax benefits, insurance proceeds and any indemnity, contribution or other similar payment from third parties. Tax benefits will be considered to be realized for purposes of this Section in the year in which an indemnity payment occurs, taking into account the present value of any such tax benefits, and the amount of tax benefits shall be determined by assuming the person entitled to be indemnified is in the maximum applicable foreign, federal, state and local income tax bracket. Indemnification shall only be available to any indemnified party to the extent its Losses exceed $50,000 in the aggregate.

     16.4. If any claim is made, or any suit or proceeding is instituted, which, if valid or prosecuted successfully would entitle a party to indemnification under this Section (a "Claim"), the indemnified party shall promptly give notice thereof to the others in writing. At the election of the indemnifying party, the indemnifying party shall, at its own cost and expense, assume the defense of such Claim or participate either directly or through their counsel with the indemnified party in the resolution, by litigation or otherwise, of any Claim. The indemnified party agrees to cooperate (and to cause parties within its control to cooperate) with the indemnifying party in determining the validity of any Claim or assertion of any Losses including giving (and causing parties within its control to give) the indemnifying party full access to information within its possession. The indemnified party agrees that it will not (and will cause parties within its control not to) settle any Claim without the prior written consent of the indemnifying party and to exercise its best efforts to avoid or minimize the Losses resulting from any Claim.

     17. No Brokerage.

     Except as hereinafter provided, none of the parties hereto has incurred any obligation or liability, contingent or otherwise, for brokerage fees, finder's fees, agent's commissions, or the like in connection with this Agreement or the transactions contemplated hereby. Amertranz has incurred an obligation for a brokerage fee or finder's fee, and such fee has been paid in full by the issuance of Holding Options as reflected on Schedule 12.9, and other than with respect to such fee, each party hereto agrees to indemnify and hold the other party hereto harmless against and in respect of any such obligation or liability based on agreements, arrangements, or understandings claimed to have been made by such party with any third party.

     18. Nature of Representations and Warranties.

     All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, covenants and agreements contained in this Agreement or at the closing of the transactions contemplated hereunder, and any investigation that they might have made or any other representations, warranties, covenants, agreements, promises or information, written or oral, made by the other party or any other person shall not be deemed a waiver of any breach of any such representation, warranty, covenant or agreement.

     19. Binding Agreement; Assignment.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assignable by any party hereto except as provided herein or with the prior written consent of the other parties.

     20. Further Assurances.

     20.1. Each of the parties hereto agrees to execute, acknowledge, seal and deliver, after the date hereof and after the Closing, such further assurances, instruments and documents and to take such further actions as the other may reasonably request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

     20.2. The parties agree that before, on, or after the Closing Date, each will take all actions reasonably necessary or required so that the transactions contemplated by this Agreement be accomplished in a tax-free exchange under
Section 351 of the Internal Revenue Code of 1986, as amended, as if originally so accomplished. The parties intend that, in the event the transactions contemplated by this Agreement cannot be so accomplished despite all such reasonable efforts, the transactions contemplated by this Agreement will not be amended.

     21. Notices.

     All notices, writings and other communications required or permitted to be given pursuant to this Agreement shall be in writing, and if such notices are hand-delivered or faxed, return fax acknowledgement requested, to the address set forth below, they shall be deemed to have been received on the business day so delivered or transmitted; if such notices are transmitted by overnight courier, to the address set forth below, they shall be deemed to have been received on the business day following the date on which so transmitted, provided that any notice, writing or other communication received after 5:00 p.m., Eastern Time, shall be deemed to have been received on the next business day:

Amertranz:                                    Amertranz Worldwide, Inc.
                                              2001 Marcus Avenue
                                              Lake Success, New York 11042
                                              Fax (516) 326-2248
                                              Attn: Chairman

With a copy to:                               David I. Ferber, Esquire
                                              Ferber Greilsheimer Chan & Essner
                                              530 Fifth Avenue
                                              New York, New York 10036
                                              Fax (212) 944-7630

Freight Group:                                TIA, Inc.
                                              112 East 25th Street
                                              Baltimore, Maryland 21218
                                              Attn: Richard Swirnow, Chairman
                                              Stuart Hettleman, VP
                                              Fax (410) 338-1105

With a copy to:                               Zelig Robinson, Esquire
                                              Gordon, Feinblatt, Rothman,
                                              Hoffberger & Hollander, LLC
                                              233 East Redwood Street
                                              Baltimore, Maryland 21202
                                              Fax (410) 576-4167

Holding and Caribbean:                        By transmittal to Amertranz and
                                              the Freight Group

Messrs. Barsa, Pulk, and
Reedy (included in the
Amertranz Stockholders):                      c/o  Jonathan S. Bristol, Esquire
                                                   Pitney, Hardin, Kipp & Szuch
                                                   P.O. Box 1945
                                                   Morristown, New Jersey 07962
                                                   Fax (201) 966-1550

Any party may change its address for notice purposes by giving notice the other parties as hereinabove provided.

     22. Expenses.

     22.1.  Holding  shall  reimburse  Amertranz and the Freight Group for their respective legal, accounting and other expenses in connection with the negotiation, due diligence, and closing of this Agreement and the transactions contemplated hereby.

     22.2. Amertranz shall pay all documentary stamp and transfer or sales taxes, if any, and other fees arising from the purchase of the Air Freight Assets. The Freight Group shall pay all income taxes and other taxes based on its taxable income which may be required as a result of the transactions contemplated hereby.

     23. Survival.

     Except as otherwise provided herein, the representa- tions, warranties, covenants and agreements herein contained shall survive the execution, and delivery of this Agreement and the closing of the transactions contemplated hereby, and shall continue for a period of two years following the Closing Date, except for breaches of the representations and warranties set forth in Sections 7.1.5, 7.1.8, 8.1.14, and 8.1.21, which shall survive until the expiration of all applicable statutes of limitation with respect thereto.

     24. Termination of Agreement.

     In the event the Closing does not take place on the Closing Date, the obligations of the parties hereto to proceed to Closing will terminate.

     25. Effect of Waiver.

     The failure of any party at any time or times to re- quire performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

     26. Severability.

     The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

     27. Enforcement.

     Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Baltimore City or Baltimore County in the State of Maryland or in the U.S. District Court for the District of Maryland. The parties hereto hereby accept the exclusive jurisdiction of those courts, as set forth above, for the purpose of any such suit, action or proceeding.

     The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought as set forth above, and hereby further irrevocably waive any claim that any suit, action or proceeding so brought, has been brought in an inconvenient forum.


     The parties hereto acknowledge and agree that any party's remedy at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and such breach or threatened breach shall be per se deemed as causing irreparable harm to such party. Therefore, in the event of such breach or threatened breach, the parties hereto agree that, in addition to any available remedy at law, including but not limited to monetary damages, an aggrieved party, without posting any bond, shall be entitled to obtain, and the offending party agrees not to oppose the aggrieved party's request for, equitable relief in the form of specific enforcement, temporary restraining order, temporary or permanent injunction, or any other equitable remedy that may then be available to the aggrieved party.

     28. Counterparts.

     28.1. This Agreement may be executed in counter- parts, all of which taken together shall constitute one instrument.

     28.2. In lieu of executing this Agreement, one or more of the Amertranz Stockholders may execute an instrument in the form attached hereto as Exhibit N, pursuant to which each such Amertranz Stockholder agrees to be bound by the terms of this Agreement with the same force and effect as if he executed this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         AMERTRANZ:
                                         AMERTRANZ WORLDWIDE, INC.



                                         By:      _________/s/_______________
                                                  Name: Bruce Brandi
                                                  Its:     President


                                         TRADEWINDS:
                                         TIA, INC.


                                         By:___________/s/_____________
                                            Name: Stuart Hettleman
                                            Its: Executive Vice President

                                         CAS
                                         CARIBBEAN FREIGHT SYSTEMS, INC.



                                         By:__________/s/______________
                                         Name: Stuart Hettleman
                                         Its: Executive Vice President

                                         HOLDING:
                                         AMERTRANZ WORLDWIDE HOLDING CORP.


                                          By: _________/s/_______________
                                              Name: Michael Barsa
                                              Its:     Vice President

                                           CARIBBEAN:
                                           CARIBBEAN AIR SERVICES, INC.


                                           By:      _________/s/_______________
                                           Name: Michael Barsa
                                           Its:  Vice President

     The undersigned join in the execution of this Agreement for the purposes stated hereinabove.

                                           AMERTRANZ BELGIUM:
                                           AMERTRANZ WORLDWIDE, a private
                                           limited company


                                           By: _________/s/_______________
                                               Name: Michael Barsa
                                               Its:     Vice President

                                           AMERTRANZ BRAZIL:
                                           AMERTRANZ do BRASIL LTDA


                                           By: _________/s/_______________
                                               Name: David R. Pulk
                                               Its: Quota Holder
C59727H.198

                            ASSETS EXCHANGE AGREEMENT

                              AMERTRANZ STOCKHOLDER
                           COUNTERPART SIGNATURE PAGE


                  THE  UNDERSIGNED   AMERTRANZ  STOCKHOLDER  has  executed  this
Agreement to be effective as of the day and year first above written.


                                              _____________/s/________________
                                              Name: David R. Pulk

                            ASSETS EXCHANGE AGREEMENT

                              AMERTRANZ STOCKHOLDER
                           COUNTERPART SIGNATURE PAGE


                  THE  UNDERSIGNED   AMERTRANZ  STOCKHOLDER  has  executed  this
Agreement to be effective as of the day and year first above written.


                                               _____________/s/________________
                                                Name: Bruce Brandi

                            ASSETS EXCHANGE AGREEMENT

                              AMERTRANZ STOCKHOLDER
                           COUNTERPART SIGNATURE PAGE


                  THE  UNDERSIGNED   AMERTRANZ  STOCKHOLDER  has  executed  this
Agreement to be effective as of the day and year first above written.


                                              _____________/s/________________
                                               Name: Martin Hoffenberg

                            ASSETS EXCHANGE AGREEMENT

                              AMERTRANZ STOCKHOLDER
                           COUNTERPART SIGNATURE PAGE


                  THE  UNDERSIGNED   AMERTRANZ  STOCKHOLDER  has  executed  this
Agreement to be effective as of the day and year first above written.


                                              _____________/s/________________
                                              Name: Philip S. Rosso, Jr.

                            ASSETS EXCHANGE AGREEMENT

                              AMERTRANZ STOCKHOLDER
                           COUNTERPART SIGNATURE PAGE


                  THE  UNDERSIGNED   AMERTRANZ  STOCKHOLDER  has  executed  this
Agreement to be effective as of the day and year first above written.


                                            _____________/s/________________
                                             Name: Michael Barsa

                            ASSETS EXCHANGE AGREEMENT

                              AMERTRANZ STOCKHOLDER
                           COUNTERPART SIGNATURE PAGE


                  THE  UNDERSIGNED   AMERTRANZ  STOCKHOLDER  has  executed  this
Agreement to be effective as of the day and year first above written.


                                               _____________/s/________________

                                               Name: Edward R. Reedy

                            ASSETS EXCHANGE AGREEMENT
                         INDEX OF SCHEDULES AND EXHIBITS

Schedule of Amertranz Stockholders and Option Holders

Schedule
1.1          -    Air Freight Assets
2.1(i)       -    Proportions of Distribution of Holding Shares to Amertranz
                  Stockholders
4            -    Assumed Obligations
7.1.2        -    Exceptions to Title to Air Freight Assets
7.1.3        -    Description of "Tradewinds" mark ownership
7.1.4        -    Material Adverse Changes to Air Freight Assets
7.1.6        -    Freight Group Agreements
7.1.9        -    Freight Group Litigation
7.2.5        -    Freight Group Transactions Excepted from GAAP
8.1.2(i)     -    Amertranz Stockholders' Amertranz Ownership
8.1.2(ii)    -    Amertranz Belgium Ownership
8.1.2(iii)   -    Amertranz Brazil Ownership
8.1.3        -    Amertranz, Amertranz Belgium, Amertranz Brazil Options
8.1.4        -    Amertranz, Amertranz Belgium, Amertranz Brazil Subsidiaries
8.1.5        -    Amertranz, Amertranz Belgium, Amertranz Brazil Corporate
                  Documents
8.1.8        -    Amertranz Approvals
8.1.9        -    Exceptions to Title to Amertranz's Assets
8.1.11       -    Post-Financial Statement Date Amertranz Liabilities
8.1.13       -    Material Adverse Changes to Amertranz
8.1.16       -    Amertranz Agreements
8.1.17       -    Amertranz Litigation
8.1.18(i)    -    Accrued Salaries and Benefits to Amertranz Stockholders
8.1.18(ii)   -    Accrued Salaries and Benefits to Amertranz Belgium stockhold-
                  ers
8.1.18(iii)  -    Accrued Salaries and Benefits to Amertranz Brazil stockholders
8.1.19       -    Severance Obligations of Amertranz, Amertranz Belgium, and
                  Amertranz Brazil
9.2          -    Accrued Employee Freight Group Obligations
12.7         -    Convertible and Exchanged Amertranz Indebtedness
12.8         -    Closing Holding Shares' Ownership
12.9         -    Other options to Purchase Holding Shares


Exhibit
A            -    Guarantee Agreement
B            -    Net Cash Receipts Note
C            -    Holding Board Election Proxy
D            -    Holding Promissory Note

E            -    Security Agreement
F            -    Stock Pledge Agreement
G            -    Underwriter's Letter of Intent
H            -    Assets Exchange Agreement Assumption Concerning Corporate
                  Matters
I            -    Subordination of Bridge Lender
J            -    Amertranz's Counsel's Opinion
K            -    Amertranz Belgium Information
L            -    Amertranz Brazil Information
M            -    Freight Group's Counsel's Opinion
N            -    Amertranz Stockholder Sign-On Agreement

                            ASSETS EXCHANGE AGREEMENT

              SCHEDULE OF AMERTRANZ STOCKHOLDERS AND OPTION HOLDERS

                            ASSETS EXCHANGE AGREEMENT

                                  SCHEDULE 1.1
                               AIR FREIGHT ASSETS


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                                 SCHEDULE 2.1(i)
                     PROPORTIONS OF DISTRIBUTION OF HOLDING
                        SHARES TO AMERTRANZ STOCKHOLDERS


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                                   SCHEDULE 4
                               ASSUMED OBLIGATIONS


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                                 SCHEDULE 7.1.2
                    EXCEPTIONS TO TITLE TO AIR FREIGHT ASSETS


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                                 SCHEDULE 7.1.2
                    EXCEPTIONS TO TITLE TO AIR FREIGHT ASSETS


1. Lien of Harborview Corporation Ltd. I on all of the assets of Tradewinds.

2. Lien of Wrexham Aviation Corporation on all of the assets of Tradewinds.

3.       Lien of Tradewinds on all of the assets of CAS.

All of the above liens have been released with respect to the Freight Group Assets.

4. North Carolina Secretary of State and Guilford County, North Carolina informational filings with respect to the lease by Tradewinds of two Nissan forklifts from Western Carolina Forklift, assigned to Associates Leasing, Inc.

                            ASSETS EXCHANGE AGREEMENT


                                 SCHEDULE 7.1.3
                   DESCRIPTION OF "TRADEWINDS" MARK OWNERSHIP


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                                 SCHEDULE 7.1.4
                 MATERIAL ADVERSE CHANGES TO AIR FREIGHT ASSETS



The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                                 SCHEDULE 7.1.4
                 MATERIAL ADVERSE CHANGES TO AIR FREIGHT ASSETS



None.

                            ASSETS EXCHANGE AGREEMENT

                                 SCHEDULE 7.1.6
                            FREIGHT GROUP AGREEMENTS


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                                 SCHEDULE 7.1.9
                            FREIGHT GROUP LITIGATION



The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                                 SCHEDULE 7.2.5
                  FREIGHT GROUP TRANSACTIONS EXCEPTED FROM GAAP


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                                SCHEDULE 8.1.2(i)
                   AMERTRANZ STOCKHOLDERS' AMERTRANZ OWNERSHIP


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                               SCHEDULE 8.1.2(ii)
                           AMERTRANZ BELGIUM OWNERSHIP


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                               SCHEDULE 8.1.2(iii)
                           AMERTRANZ BRAZIL OWNERSHIP



The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                                 SCHEDULE 8.1.3
             AMERTRANZ, AMERTRANZ BELGIUM, AMERTRANZ BRAZIL OPTIONS


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                                 SCHEDULE 8.1.4
           AMERTRANZ, AMERTRANZ BELGIUM, AMERTRANZ BRAZIL SUBSIDIARIES


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                                 SCHEDULE 8.1.5
                          AMERTRANZ, AMERTRANZ BELGIUM,
                      AMERTRANZ BRAZIL CORPORATE DOCUMENTS


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                                 SCHEDULE 8.1.8
                               AMERTRANZ APPROVALS


The  information  disclosed  on this  Schedule is deemed to be  disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                                 SCHEDULE 8.1.9
                    EXCEPTIONS TO TITLE TO AMERTRANZ'S ASSETS


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                            ASSETS EXCHANGE AGREEMENT

                                 SCHEDULE 8.1.11
                          POST-FINANCIAL STATEMENT DATE
                              AMERTRANZ LIABILITIES


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                                             ASSETS EXCHANGE AGREEMENT

                                                  SCHEDULE 8.1.13
                                       MATERIAL ADVERSE CHANGES TO AMERTRANZ


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                                             ASSETS EXCHANGE AGREEMENT

                                                  SCHEDULE 8.1.16
                                               AMERTRANZ AGREEMENTS


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                                             ASSETS EXCHANGE AGREEMENT

                                                  SCHEDULE 8.1.17
                                               AMERTRANZ LITIGATION


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                                             ASSETS EXCHANGE AGREEMENT

                                                SCHEDULE 8.1.18(i)
                                           ACCRUED SALARIES AND BENEFITS
                                             TO AMERTRANZ STOCKHOLDERS


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                                             ASSETS EXCHANGE AGREEMENT

                                                SCHEDULE 8.1.18(ii)
                                           ACCRUED SALARIES AND BENEFITS
                                         TO AMERTRANZ BELGIUM STOCKHOLDERS


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                                             ASSETS EXCHANGE AGREEMENT

                                               SCHEDULE 8.1.18(iii)
                                           ACCRUED SALARIES AND BENEFITS
                                         TO AMERTRANZ BRAZIL STOCKHOLDERS


The  information  disclosed  on this  Schedule is deemed to be  disclosed on all other relevant Schedules to this Agreement.

                                             ASSETS EXCHANGE AGREEMENT

                                                  SCHEDULE 8.1.19
                                        SEVERANCE OBLIGATIONS OF AMERTRANZ,
                                      AMERTRANZ BELGIUM, AND AMERTRANZ BRAZIL


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                                             ASSETS EXCHANGE AGREEMENT

                                                   SCHEDULE 9.2
                                    ACCRUED EMPLOYEE FREIGHT GROUP OBLIGATIONS


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                                             ASSETS EXCHANGE AGREEMENT

                                                   SCHEDULE 12.7
                                        CONVERTIBLE AMERTRANZ INDEBTEDNESS


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                                             ASSETS EXCHANGE AGREEMENT

                                                   SCHEDULE 12.8
                                         CLOSING HOLDING SHARES' OWNERSHIP


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                                             ASSETS EXCHANGE AGREEMENT

                                                   SCHEDULE 12.9
                                     OTHER OPTIONS TO PURCHASE HOLDING SHARES


The information disclosed on this Schedule is deemed to be disclosed on all other relevant Schedules to this Agreement.

                                             ASSETS EXCHANGE AGREEMENT

                                                     EXHIBIT A
                                                GUARANTEE AGREEMENT

                                             ASSETS EXCHANGE AGREEMENT

                                                     EXHIBIT B
                                              NET CASH RECEIPTS NOTE

                                             ASSETS EXCHANGE AGREEMENT

                                                     EXHIBIT C
                                           HOLDING BOARD ELECTION PROXY

                                             ASSETS EXCHANGE AGREEMENT

                                                     EXHIBIT D

                                              HOLDING PROMISSORY NOTE

                                             ASSETS EXCHANGE AGREEMENT

                                                     EXHIBIT E
                                                SECURITY AGREEMENT

                                             ASSETS EXCHANGE AGREEMENT

                                                     EXHIBIT F
                                              STOCK PLEDGE AGREEMENT

                                             ASSETS EXCHANGE AGREEMENT

                                                     EXHIBIT G
                                          UNDERWRITER'S LETTER OF INTENT

                                             ASSETS EXCHANGE AGREEMENT

                                                     EXHIBIT H
                                       ASSETS EXCHANGE AGREEMENT ASSUMPTION
                                           CONCERNING CORPORATE MATTERS

                                             ASSETS EXCHANGE AGREEMENT


                                                     EXHIBIT I
                                          SUBORDINATION OF BRIDGE LENDER

                                             ASSETS EXCHANGE AGREEMENT

                                                     EXHIBIT J
                                           AMERTRANZ'S COUNSEL'S OPINION

                                             ASSETS EXCHANGE AGREEMENT

                                                     EXHIBIT K
                                           AMERTRANZ BELGIUM INFORMATION

                                             ASSETS EXCHANGE AGREEMENT

                                                     EXHIBIT L
                                           AMERTRANZ BRAZIL INFORMATION

                                             ASSETS EXCHANGE AGREEMENT

                                                     EXHIBIT M
                                         FREIGHT GROUP'S COUNSEL'S OPINION

                                             ASSETS EXCHANGE AGREEMENT


                                                     EXHIBIT N
                                      AMERTRANZ STOCKHOLDER SIGN-ON AGREEMENT